                        DELTA TOWNSHIP UTILITIES II, LLC

          ____________________________________________________________

                       LIMITED LIABILITY COMPANY AGREEMENT
          ____________________________________________________________

                           DATED AS OF MARCH 29, 2004

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                                TABLE OF CONTENTS

ARTICLE I   ORGANIZATION ......................................................1
         Section 1.1.      Name................................................1
         Section 1.2.      Term1

ARTICLE VI   SERVICE ARRANGEMENTS, CAPITAL CONTRIBUTIONS, MATERIAL

         Section 9.2.      Maintenance of Books and Records; Accounts

         Section 10.6.     Special Indemnification of York and

LIST OF ATTACHMENTS

Schedule 1 - Interest Percentages, Etc.

Schedule 2 - Matters Requiring Unanimous Action of the Board of Managers of the
Company

Exhibit A  - General Division of Responsibility

                             INDEX OF DEFINED TERMS

TERM                                                              SECTION NUMBER
----                                                              --------------

1935 Act                                                          6.2(d)
Adjusted Capital Account Deficit                                  15.1
Affiliate                                                         15.1
Agreement                                                         Preamble
Arbitration Demand                                                5.3(a)
Board of Managers                                                 3.2
Business Day                                                      15.1
Capital Account                                                   15.1
Capital Contribution                                              15.1
Certificate                                                       1.2
Cinergy Solutions Managers                                        4.1(c)
Cinergy Solutions                                                 Preamble
Claims                                                            10.3(a)
Code                                                              15.1
Company                                                           Preamble
Covered Person                                                    15.1
CPR                                                               5.3(a)
Damages                                                           10.3(a)
Delaware Act                                                      Recitals
Disabling Conduct                                                 15.1
Dispute                                                           5.1
Executive Committee                                               4.7
Fiscal Year                                                       1.6
GM Delta Township II Project                                      Recitals
GM                                                                Recitals
Interest                                                          15.1
Interest Percentage                                               15.1
HSR Act                                                           6.2(c)
Lender                                                            2.2
Liquidating Trustee                                               12.1
Loan Agreement                                                    2.2
Loan Documents                                                    2.2
Manager                                                           15.1
Material Approvals                                                6.2(c)
Member                                                            Recitals, 15.1
Members                                                           Recitals
Net Loss                                                          15.1
Net Profit                                                        15.1
Person                                                            15.1
Proceeding                                                        10.3(a)
Purpose                                                           2.1
SEC                                                               6.2(c)
Service Arrangements                                              6.1
Subsidiary or Subsidiaries                                        15.1
Tax Matters Partner                                               8.1
Transfer                                                          11.1(a)
Treasury Regulations                                              15.1
Utility Services Agreement                                        15.1
Veolia Water                                                      Preamble
Veolia Water Managers                                             4.1(c)
York                                                              Preamble
York Manager                                                      4.1(c)

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DELTA TOWNSHIP UTILITIES II, LLC

     This  LIMITED  LIABILITY  COMPANY  AGREEMENT  (this  "Agreement")  of DELTA
TOWNSHIP UTILITIES II, LLC a Delaware limited liability company (the "Company"), dated  as of March  29,  2004 is made by and  among  Cinergy  Solutions  Holding
Company, Inc., a Delaware corporation ("Cinergy Solutions"),  York International
Corporation,  a Delaware  corporation  ("York") and Veolia  Water North  America
Operating  Services,  Inc., a Delaware  corporation  ("Veolia  Water").  Certain capitalized  terms  used  herein  without  definition  shall  have the  meanings specified in Section 15.1.

                               W I T N E S S E T H

     WHEREAS,   Cinergy   Solutions  and  Veolia  Water  have  been  engaged  in
discussions with General Motors  Corporation  ("GM") concerning the provision of new assets and certain services to GM related to the metal fabrication, stamping and assembly facilities of GM located in Delta Township, Michigan (the "GM Delta
Township II  Project")  and York has been  engaged in  discussions  with Cinergy
Solutions and Veolia Water concerning the GM Delta Township II Project;

     WHEREAS,  pursuant to those discussions,  and to assist in implementing and performing the GM Delta  Township II Project,  the Company has been formed under the Delaware Limited Liability Company Act (the "Delaware Act"); and

     WHEREAS,  as contemplated by the Delaware Act, Cinergy Solutions,  York and
Veolia Water, as the sole initial members of the Company (each in such capacity, a  "Member"),  are  entering  into this  Agreement  to govern the affairs of the
Company and the conduct of its business.

     NOW,  THEREFORE,  in  consideration  of the agreements and  obligations set forth  herein and for other good and  valuable  consideration,  the  receipt and sufficiency  of which are  hereby  acknowledged,  the  Members  hereby  agree as follows:

                                    ARTICLE I
                                  ORGANIZATION

     Section 1.1. Name.

     The name of the Company is "Delta Township Utilities II, LLC." The business of the Company may be conducted upon  compliance  with all applicable laws under any other name  designated by the Company with the  concurrence  of the Board of
Managers by action taken pursuant to Section 4.4 or 4.5 below.

     Section 1.2. Term.

     The existence of the Company  commenced on March 29, 2004,  the date of the filing of the  Certificate of Formation (the  "Certificate")  with the office of the Secretary of State of the State of Delaware,  and shall  continue  until the
Company is  dissolved  in  accordance  with the  provisions  of this  Agreement.
Section 1.3. Registered Agent and Office.

     The  registered  office  of the  Company  in  Delaware  shall  be  c/o  The
Corporation Trust Company,  1209 Orange Street,  Wilmington,  New Castle County,
Delaware. At any time, the Company may designate another registered agent and/or registered office. The registered agent for service of process on the Company in the State of Delaware shall be c/o The  Corporation  Trust Company,  1209 Orange
Street, Wilmington, New Castle County, Delaware.

     Section 1.4. Principal Places of Business.

     The  principal  place of business  of the  Company  shall be at c/o Cinergy
Corp., 139 E. Fourth Street, Cincinnati,  Ohio 45202. The Company may change the location of the Company's principal place of business at any time upon agreement of its Members.  Until the expiration or termination of, and the satisfaction of all obligations under the Utility Services Agreement and the Loan Documents, the
Company shall give GM and the Lender, respectively, notice of any such change in location.

     Section 1.5. Qualifications in Other Jurisdictions.

     The Company shall be qualified or registered to do business in Michigan and in such  jurisdictions,  if any, in which the Company transacts  business and in which such  qualification or registration is required by law or deemed advisable by the Company. The Secretary of the Company, as an authorized person within the meaning of the Delaware Act,  shall execute,  deliver and file any  certificates
(and any amendments and/or  restatements  thereof)  necessary for the Company to qualify to do business in any such jurisdiction.

     Section 1.6. Fiscal Year.

     The fiscal year of the Company  (the  "Fiscal  Year") shall end on the 31st day of  December in each year.  The Company  shall have the same fiscal year for income tax and for financial and accounting purposes.

                                   ARTICLE II
                               PURPOSE AND POWERS

     Section 2.1. Purpose of the Company.

     The purpose of the Company is to develop, design,  construct,  own, operate and  maintain  the System (as defined in the  Utility  Services  Agreement)  and provide the Utility Services (as defined in the Utility Services Agreement);  to obtain financing for such activities in accordance with the Loan Agreement;  and to take all actions incident thereto (the "Purpose"). The Members will cooperate and assist each other in  accomplishing  the Purpose.  The scope of work for the site,  building and  professional  services to be rendered to GM is described in the Utility Services  Agreement.  The general division of  responsibility  among
Cinergy  Solutions,   York  and  Veolia  Water  for  the  development,   design,
construction,  operation and maintenance of the System is set forth on Exhibit A hereto.

     Section 2.2. Powers of the Company.

     Subject to the terms and  conditions of this  Agreement,  the Company shall have the power and authority to take any and all actions necessary, appropriate, proper,  advisable,  incidental or convenient to or for the  furtherance  of the
Purpose;  provided,  however,  that  notwithstanding any other provision of this
Agreement,  unless  otherwise  agreed to in writing by GMAC  Commercial  Holding
Capital Corp., a Colorado corporation, or its successors and assigns ("Lender"), until all of the  Company's  obligations  under that  certain  Loan and Security
Agreement  dated as of April 14, 2004, by and between the Company and Lender (as the same may be amended,  modified or supplemented  from time to time, the "Loan
Agreement")  and all  documents  related  thereto  (collectively,  with the Loan
Agreement,  the "Loan  Documents")  are  satisfied in full pursuant to the terms thereof,  none of the Members,  the Managers,  the officers or the Company shall take any action in  contravention  of the  Company's  obligations  and covenants contained in the Loan Documents, including without limitation, the covenants set forth in Sections 7.01(n), (p), (q), (r) and (t) of the Loan Agreement.

                                   ARTICLE III
                                     MEMBERS

     Section 3.1. Members.

     The name, initial Capital  Contributions and initial Interest Percentage of each  Member are listed on  Schedule 1 attached  hereto.  The  Company  shall be required  to  update  Schedule  1 from  time  to time as  necessary  to  reflect accurately the information  therein. Any reference in this Agreement to Schedule
1 shall be deemed to be a reference  to Schedule 1 as amended and in effect from time to time.

     Section 3.2. Powers of Members.

     Except as otherwise  provided  herein,  the Members  shall have no power to transact any business in the Company's  name.  Authority to sign Company  checks may be delegated to one or more individuals by the written  authorization of the
Board of Managers in accordance with Section 9.1. Additional Members may only be added  to the  Company  upon the  unanimous  consent  of  existing  Members  and otherwise in compliance with the provisions hereof. Subject to the provisions of the  Delaware  Act,  the  Certificate  and this  Agreement,  the Members  hereby delegate  any or all powers to the Board of Managers of the Company  (the "Board of Managers")  to carry out the business  affairs of the Company on the Members'
behalf. Any power not reserved to the Members or delegated to the officers shall remain with the Board of Managers.  The Board of Managers  shall be appointed in accordance with the provisions of Article IV.

     Section 3.3. Meetings of Members.

     (a)  Annual Meeting.  An annual meeting of the Members shall be held once a year on such date as the Board of Managers shall designate.

     (b)  Special Meetings.  Special meetings of the Members, for any purpose or purposes,  may be called by the Board of Managers or at the request of any Member.  Business  transacted  at any  special  meeting of Members shall  be  limited  to  the  purposes  stated  in the  notice,  unless otherwise agreed by the Members attending the meeting.

     (c)  Place of Meeting.  All meetings of Members shall be held at such place within or without the State of Delaware as the Board of Managers shall designate.

     (d)  Notice of  Meetings.  Notice of all  meetings of Members,  stating the time,  place and purpose of the  meeting,  shall be given at least two
          (2) days and not more than sixty (60) days  before  the  meeting.  Any adjourned  meeting may be held as adjourned  without  further  notice, provided that any adjourned  session or sessions are held within sixty
          (60) days after the date set for the original meeting.  No notice need be given to any Member if a written waiver of notice,  executed before or after the  meeting by such Member or his  representative  thereunto duly authorized,  is filed with the records of the meeting,  or to any
          Member who attends the meeting without  protesting prior thereto or at its commencement the lack of notice to it. A waiver of notice need not specify the purposes of the meeting.

     (e)  Quorum  and  Voting.  The  presence  of at least  one duly  authorized representative  of each Member shall  constitute a quorum for purposes of transacting business at any meeting of Members. Subject to Sections
          4.1(c) and 4.10,  any  question  brought  before any meeting  shall be decided  by the  Members  who,  at the  time  in  question  and in the aggregate,  hold,  or hold  proxies  with  respect  to, a majority  of
          Interest  Percentages.  Interests of Members may be voted in person or by proxy.  The parties agree that the  requirements of Sections 4.1(c)
          and 4.10 may not be waived by the  Members or  modified  in any manner without the unanimous consent of all of the Members.

     (f)  Electronic  Communications.  Members may participate in any meeting of
          Members by means of  conference  telephone  or similar  communications equipment by means of which all persons  participating  in the meeting can  hear  each  other,  and such  participation  in a  meeting  shall constitute presence in person at the meeting.

     (g)  Actions of Members Without a Meeting.  Any action required to be taken at any  meeting of Members or  otherwise,  or any action  which may be taken at any meeting of Members or  otherwise,  may be taken without a meeting,  without  prior  notice and  without a vote,  if a consent in writing,  setting forth the action so taken, shall be signed by all of the Members.  Any such written  consent may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same document.

     Section 3.4. Member Representations.

     (a)  Investment.  Each Member  represents and warrants to the other Members and the Company that (i) its  Interest  has been  acquired for its own account,  for investment,  and not with an intent or a present view to participating,  directly  or  indirectly,  in or  for  the  resale  in connection with any distribution (as interpreted  under any applicable law) thereof,  nor with any present intention of dividing its Interest or distributing, reselling, assigning or otherwise disposing of all or part of such  Interest,  and  (ii) it will not make or offer to make a transfer of its Interest in violation of the  Securities  Act of 1933, as amended,  or any other applicable Federal or state securities laws.
          (b) Binding  Obligation.  Each Member  represents  and warrants to the other  Members  and the  Company  that  this  Agreement  has been duly authorized, executed and delivered on behalf of such Member and is the legal,  valid  and  binding  obligation  of such  Member,  enforceable against it in accordance  with its terms. By executing this Agreement, each of the Members agrees that the execution of the Loan Documents by the Company  shall  evidence  and  constitute  the review and approval thereof by the Company and each of the Members.

     (c)  Compliance  With  Anti-Terrorism,  Embargo,  Sanctions and  Anti-Money
          Laundering  Laws.  Each Member  represents  and  warrants to the other
          Members  and the  Company  that such  Member,  as well as each  Person owning  a 20% or  more  interest  in any  such  Member:  (i)  are  not currently,  and during the term hereof will not permit  themselves  to be,  identified  on the OFAC List (as defined in the Loan  Agreement), and  (ii)  are not,  and  during  the  term  hereof  will  not  permit themselves to be,  Persons with whom a citizen of the United States is prohibited to engage in  transactions  by any trade embargo,  economic sanction,  or other prohibition of United States law,  regulation,  or
          Executive Order of the President of the United States.

     Section 3.5. Nature of Relationship.

     The Members intend that the Company shall not be a partnership  (including, without limitation,  a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purposes other than United States  Federal and, if  applicable,  state tax  purposes,  and this
Agreement  shall not be construed to the  contrary.  Each Member at any time and from time to time may engage in and own interests in other business  ventures of any and every type and description, independently or with others (including ones in competition with the Company),  with no obligation to offer to the Company or any other Member the right to participate therein.

                                   ARTICLE IV
                                   MANAGEMENT

     Section 4.1. The Board of Managers.

     (a)  General.  Except as  specifically  set forth herein,  the business and affairs of the Company  shall be managed by or under the  direction of the Board of Managers. Other than rights and powers expressly reserved to  Members  by this  Agreement  or the  Delaware  Act,  and except as otherwise  specifically set forth herein,  the Board of Managers shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company,  to make all decisions  affecting the  business  and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the
          Company as set forth herein.

     (b)  Duties.  The Board of Managers  shall be  obligated  to devote only as much of their time to the  Company's  business as shall be  reasonably required in light of the Company's business and objectives.  A Manager shall  perform his or her duties in good faith,  in a manner he or she reasonably  believes to be in the best  interests of the Company,  and with  such care as an  ordinarily  prudent  person in a like  position would use under similar circumstances.

     (c)  Board Composition;  Removal and Vacancies. The Board of Managers shall consist  of six  Managers.  Cinergy  Solutions  shall be  entitled  to designate  two  Managers  to the  Board  of  Managers,  York  shall be entitled to designate  one Manager to the Board of Managers and Veolia
          Water  shall  be  entitled  to  designate  the  remaining  half of the
          Managers to the Board of Managers.  Those  Managers  designated to the
          Board of Managers by Cinergy  Solutions  are referred to herein as the
          "Cinergy  Solutions  Managers," the Manager designated to the Board of
          Managers by York is referred to herein as the "York Manager" and those
          Managers  designated  to the Board of  Managers  by  Veolia  Water are referred to herein as the "Veolia Water Managers".  Each Manager shall serve until his or her removal, resignation, death or retirement. Each
          Member  shall vote all of its Interest and shall take all other action
          necessary  or  desirable  within  its  control   (including,   without
          limitation, attendance at meetings in person or by proxy and execution of written consents in lieu of meetings), so that the designees of the other  Members  are duly  elected to the Board of  Managers.  Upon the removal, resignation, death or retirement of a Manager, or vacation of office by any Manager for any reason,  his or her  successor  shall be nominated and elected by the same Member as originally  designated the former  Manager.  Any  successor  so elected  shall  retain his or her office  during such time only as the former  Manager  was  entitled to retain the same.  York shall  have the  exclusive  right to remove the
          York Manager at any time and for any reason whatsoever and to fill the vacancy  of  the  York  Manager.  Cinergy  Solutions  shall  have  the exclusive  right to remove any Cinergy  Solutions  Manager at any time and for any reason  whatsoever  and to fill the vacancy of the Cinergy
          Solutions  Managers.  Veolia Water shall have the  exclusive  right to remove  any  Veolia  Water  Manager  at any  time  and for any  reason whatsoever and to fill the vacancy of the Veolia Water Managers.

     (d)  Restrictions on the Board. The Board of Managers shall not: (i) do any act in contravention of any applicable law or regulation, or provision of this  Agreement;  (ii)  possess  Company  property for other than a
          Company purpose;  or (iii) admit any new Members without the unanimous consent of  existing  Members or without  compliance  with  Article XI hereof.

     Section 4.2. Notice.

     Meetings  of the Board of  Managers  may be held at such places and at such times as the Board of Managers may from time to time determine.  Any Manager may at any time call a meeting of the Board of Managers. Written notice of the time, place,  and purpose of such meeting  shall be served by registered or certified, prepaid first class,  mail, or by fax or cable, upon each member of the Board of
Managers and shall be given at least twenty-four (24) hours prior to the time of the  meeting.  No notice  need be given to any  Manager  if a written  waiver of notice,  executed  before or after the meeting by such  Manager  thereunto  duly authorized,  is filed with the  records of the  meeting,  or to any  Manager who attends the meeting without  protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not  specify the  purposes of the meeting.

     Section 4.3. Meetings; Electronic Communications.

     Regular  meetings of the Board of  Managers  shall be held on such dates as the Board of Managers shall agree but not less  frequently than once during each
Fiscal  Year  of the  Company.  Members  of the  Board  of  Managers,  or of any
committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar  communications  equipment by means of which all persons  participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

     Section 4.4. Quorum and Voting.

     A majority of the Managers shall constitute a quorum for the transaction of business  at a meeting  of the Board of  Managers,  provided,  that at least one
Veolia Water  Manager,  one Cinergy  Solutions  Manager and the York Manager are
present.  Except for those matters  which  require the unanimous  consent of the
Managers pursuant to Sections 4.10 and 14.1(c),  action by the Board of Managers must be authorized by the majority vote of the Managers present at the meeting.

     Section 4.5. Action Without a Meeting.

     Except  for those  matters  which  require  the  unanimous  consent  of the
Managers pursuant to Sections 4.10 and 14.1(c),  any action which is required to be, or which may be,  taken at any  annual,  regular or  special  meeting of the
Board of Managers or otherwise,  may be taken  without a meeting,  without prior notice and without a vote, if a consent in writing,  setting forth the action so taken,  shall be  signed by at least  one  Veolia  Water  Manager,  one  Cinergy
Solutions  Manager and the York  Manager.  With respect to matters which require the  unanimous  consent of the Managers  pursuant to Sections  4.10 and 14.1(c), such action may be taken  without a meeting,  without prior notice and without a vote,  if a consent in  writing,  setting  forth the  action so taken,  shall be signed by all of the Managers.  Any such written  consent may be executed in two or more counterparts,  each of which shall be deemed to be an original,  but all of which shall constitute one and the same document.

     Section 4.6. Delegation of Powers.

     Subject to Section 4.10 and any  limitation  set forth in the Delaware Act, the  Board of  Managers  may  delegate  any of its  powers to  committees  or to officers consisting of persons who may or may not be Managers.  Every officer or committee  shall,  in the  exercise of the power so  delegated,  comply with any restrictions that may be imposed on them by the Board of Managers.

     Section 4.7. Executive Committee.

     The Board of Managers shall have an Executive  Committee  consisting of two
(2) Managers,  one Cinergy  Solutions  Manager and one Veolia Water Manager (the
"Executive  Committee").  Actions  of  the  Executive  Committee  shall  require unanimous consent of both Managers.  Meetings of the Executive  Committee may be called by any member  thereof upon  twenty-four  (24) hours' prior  notice.  The
Executive  Committee  shall only be  empowered  to act on such matters as may be from time to time  delegated  to it by the Board of Managers  and in  accordance with the terms and conditions of any such delegation.

     Section 4.8. Chairperson and Vice Chairperson.

     The Board of Managers shall designate one of its members as the Chairperson and another as the Vice Chairperson.  The Cinergy Solutions  Managers shall have the right to designate the  Chairperson and the Veolia Water Managers shall have the right to designate the Vice  Chairperson.  Neither the  Chairperson  nor the
Vice  Chairperson  shall have any additional or special voting rights and either may be  replaced  at any time  during  his or her term by the  Managers  by whom initially  designated.  The  Chairperson  shall preside over all meetings of the
Board of Managers. In the absence of the Chairperson, the Vice Chairperson shall preside  over a  meeting  of the Board of  Managers.  The  Chairperson  and Vice
Chairperson shall have such other authority and perform such duties as the Board of Managers may determine in its sole discretion.

     Section 4.9. Officers.

     (a)  Election,  Term  of  Office,  Qualifications,  and  Compensation.  The
          officers  shall be  appointed  by the  Board of  Managers.  Except  as provided in  paragraphs  (b) or (c) of this Section 4.9,  each officer shall hold office  until his or her  successor  shall have been chosen and  qualified.  Any  two  (2)  offices,  except  those  of the  Chief
          Executive Officer, the Chief Operating Officer and the Secretary,  may
          be held by the same Person, but no officer shall execute,  acknowledge or verify any instrument in more than one capacity if such  instrument be required by law or this Agreement to be executed,  acknowledged  or verified by any two (2) or more officers.

     (b)  Resignations and Removals. Any officer may resign his or her office at any time by tendering his or her  resignation  to the Chief  Executive
          Officer or the Secretary.  Unless otherwise  specified  therein,  such resignation  shall take  effect  upon  delivery.  Any  officer  may be removed from office with or without cause by the Board of Managers.

     (c)  Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation,  removal,  disqualification or other cause, or if any new office shall be created,  such vacancies or newly created offices may be filled by the Board of Managers.

     (d)  Conduct of Business.  Subject to the provisions of the Certificate and
          this  Agreement   (including  without  limitation  Section  6.1),  the
          day-to-day  operations of the Company shall be managed by its officers and such  officers  shall  have full power and  authority  to make all business  decisions,  enter into all  commitments  and take such other actions in connection  with the business and operations of the Company as they deem appropriate.  Such officers shall perform their duties in a manner consistent with the Certificate and this Agreement,  and with directions  which  may be  given  from  time to time by the  Board  of
          Managers.

     (e)  Chief Executive Officer. Subject to the further directive of the Board of Managers, the Chief Executive Officer shall have general and active management of the business of the Company  subject to the  supervision of the Board of Managers, shall see that all orders and resolutions of the Board of  Managers  are  carried  into  effect and shall have such additional  powers and authority as are specified by the provisions of this Agreement.

     (f)  Chief Operating  Officer.  The Chief Operating Officer shall have such authority  and  perform  such  duties  as the  Board of  Managers  may determine in its sole discretion.

     (g)  The Secretary.  The Secretary shall attend all meetings of the Members and the  Board of  Managers  and  record  all the  proceedings  of the meetings and all actions  taken  thereat in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary  shall give, or cause to be given,  notice of all  meetings  of the  Members  or the  Board of  Managers,  and shall perform  such  other  duties  as may be  prescribed  by the  Board  of
          Managers or the Chief Executive  Officer,  under whose supervision the
          Secretary shall be. The Assistant  Secretary,  if there be one, shall, in the  absence of the  Secretary  or in the event of the  Secretary's inability  to act,  perform the duties and  exercise the powers of the
          Secretary  and shall  perform  such  other  duties and have such other powers as the Board of Managers may from time to time prescribe.

     (h)  Other  Officers.  The Board of Managers  from time to time may appoint such other officers or agents as it may deem  advisable,  each of whom shall  have  such  title,  hold  office  for such  period,  have  such authority  and  perform  such  duties  as the  Board of  Managers  may determine in its sole  discretion.  The Board of Managers from time to time may  delegate  to one or more  offices  or  agents  the  power to appoint any such  officers or agents and  prescribe  their  respective rights, terms of office, authorities and duties.

     (i)  Officers as Agents;  Authority.  The officers,  to the extent of their powers set forth in this Agreement,  are agents of the Company for the purpose of the  Company's  business,  and the actions of the  officers taken in accordance with such powers shall bind the Company.

     (j)  Duties.  The  officers  shall be  obligated  to devote only as much of their time to the Company's  business as shall be reasonably  required in light of the Company's business and objectives.

     Section 4.10. Matters for Board Determination.

     Notwithstanding anything to the contrary contained in this Agreement,  none of the  Members,  Managers,  officers or the Company  shall take any action with respect to matters  identified on Schedule 2 hereto without first  obtaining the unanimous approval of all members of the Board of Managers;  provided,  however, that any such action by the Company or the Board of Managers shall be subject to the restrictions set forth in Section 2.2 hereof.

                                    ARTICLE V
                               DISPUTE RESOLUTION

     Section 5.1. Agreement to Resolve Disputes.

     Except as otherwise specifically provided in this Agreement, the provisions of this Article V shall apply to all disputes,  controversies or claims that may arise out of, or under this Agreement (a "Dispute"). The Members acknowledge and agree that any failure, due to the objection of one Member or one or more of the
Managers, to obtain approval of any action may be considered a Dispute hereunder by either or both of the other two Members.

     Section 5.2. Negotiated Resolution.

     The Members shall act in good faith and use  reasonable  efforts to resolve expeditiously  any  Dispute  that  may  arise  from  time to time on a  mutually acceptable, negotiated basis. In furtherance of the foregoing, the Members agree to the following procedure:

     (a)  At the request of any Member from time to time in a written  notice to the other Members,  the Members shall convene a committee comprised of one or  more  executive  officers  designated  by  each  Member.  Such officers  will meet within ten (10)  Business  Days of such notice and attempt  in good  faith to  resolve  the  Dispute.  If the  Dispute is between the Company and one Member, the other two Members will jointly represent the Company.

     (b)  If the committee is unable to resolve the Dispute  within fifteen (15)
          Business  Days of its  initial  meeting,  then any  Member,  by giving notice to the other Members,  may request that the Dispute be referred for resolution to the Chief Executive  Officers of Cinergy Corp., York
          and United States Filter  Corporation.  The Chief  Executive  Officers
          shall meet within  fifteen (15)  Business  Days  thereafter  and shall attempt in good faith to resolve the Dispute.  The parties  agree that these dispute  resolution  procedures will toll the applicable statute of limitations  during the time period consumed in complying with this
          Section 5.2.

     Section 5.3. Arbitration.

     (a)  In the event the Chief Executive  Officers shall not have resolved any
          Dispute within fifteen (15) Business Days after their initial  meeting pursuant  to Section 5.2 above,  any Member may make a written  demand that the Dispute be resolved by binding  arbitration (an  "Arbitration
          Demand") in accordance with the Rules for Non-Administered Arbitration of Business  Disputes of the Center for Public Resources  ("CPR") then in  effect.  In such  event,  the  Dispute  will be  decided by a sole arbitrator in accordance with rules set forth in this Section 5.3.

     (b)  Within thirty (30) Business Days after an Arbitration Demand is given, the Members shall attempt to select a sole arbitrator  satisfactory to such Members. In the event that the Members do not, within such thirty
          (30) day period,  agree on the selection of the sole  arbitrator,  any
          Member may apply to CPR to select the sole  arbitrator.  Selection  of such sole arbitrator  shall be made by the CPR within thirty (30) days after such application.  Any arbitrator  selected by the Members or by
          CPR shall be disinterested  with respect to any of the parties and the matter  and  shall be  reasonably  competent  and  experienced  in the applicable subject matter.

     (c)  The sole  arbitrator  selected  pursuant to Section  5.3(b) will set a time for the hearing of the Dispute  which will commence no later than ninety (90) days after the date of the  appointment  and which hearing will be no longer than thirty (30) days (unless in the judgment of the arbitrator  the matter is  unusually  complex  and  sophisticated  and thereby  requires a longer time,  in which event such hearing shall be no  longer  than  ninety  (90)  days).  The  place of any  arbitration hereunder will be Chicago,  Illinois,  unless  otherwise agreed by the parties.

     (d)  The final award of such  arbitrator will be rendered in writing to the parties not later than ninety (90) days after the last  hearing  date, unless otherwise agreed by the parties in writing. The decision of the arbitrator  will be final and  binding on the  parties,  and  judgment thereon  may be had  and  will  be  enforceable  in any  court  having jurisdiction over the parties.  Arbitration  awards will bear interest at the  Prime  Rate  from  thirty  (30)  days  after  the  date of the arbitration  award.  As used in the foregoing  sentence,  "Prime Rate"
          shall mean the prime rate as published in the "Money Rate"  section of the Wall Street Journal from time to time.

     (e)  Any party  involved in the  applicable  Dispute  may request  document production  from the  other  party  or  parties,  with the  reasonable expenses of the producing  party incurred in such  production  paid by the requesting party.  Depositions,  interrogatories or other forms of discovery shall occur in accordance with the procedures established by the Federal Rules of Civil Procedure. Disputes concerning the scope of discovery and enforcement of the discovery requests will be determined by written agreement of the parties involved in the applicable dispute or,  failing such  agreement,  will be referred to the  arbitrator for resolution.  The  arbitrator  will adopt  procedures  to  protect  any proprietary  rights of the parties and to  maintain  the  confidential treatment of the arbitration proceedings (except as may be required by law). The arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the Dispute.

     (f)  The arbitrator shall have full power and authority to determine issues of  arbitrability  but shall  otherwise be limited to  interpreting or construing the  applicable  provisions of this Agreement and will have no authority or power to limit, expand, alter, amend, modify,  revoke, terminate or suspend any condition or provision of this Agreement;  it
          being  understood,   however,  that  the  arbitrator  will  have  full
          authority to implement the provisions of this Agreement and to fashion appropriate  remedies  for  breaches  of  such  provisions  (including specific  performance  or interim  or  permanent  injunctive  relief), provided  that the  arbitrator  shall  not have (i) any  authority  in excess of the authority a court having  jurisdiction  over the parties and the Dispute would have absent these arbitration provisions or (ii)
          any  right or power to award  punitive  or treble  damages.  It is the intention of the parties  that in rendering a decision the  arbitrator give effect to the applicable  provisions of this Agreement and follow applicable  law (it being  understood  and agreed  that this  sentence shall not give rise to a right of judicial review of the  arbitrator's award).

     (g)  Arbitration  costs will be borne equally by each party involved in the matter,  except  that  each  party  will  be  responsible  for its own attorney's  fees and other costs and expenses,  including the costs of witnesses selected by such party.

     (h)  The  interpretation of the provisions of this Section 5.3 only insofar as they  relate  to the  agreement  to  arbitrate  and any  procedures pursuant thereto,  shall be governed by the United States  Arbitration
          Act, 9 U.S.C.ss.ss.1-14, as amended from time to time.

     (i)  To the extent that the provisions of this Agreement and the prevailing rules of the CPR  conflict,  the  provisions of this  Agreement  shall control.

     (j)  The parties reserve the right to modify the provisions of this Section
          5.3 by mutual written agreement.

     Section 5.4. Limited Court Actions.

     (a)  Notwithstanding  anything  herein to the contrary,  a party shall have
          the  right  to  initiate   litigation  to  (i)  toll  any  statute  of
          limitations,  or (ii) seek injunctive relief or other equitable remedy if, in such party's sole  discretion,  such action is deemed necessary
          to  avoid   irreparable   damage  or  preserve  the  status  quo.  The
          institution of any litigation in accordance with this Section 5.4 does not excuse the party's  obligation to participate in good faith in the other Dispute procedures in this Article V.

     (b)  ANY LITIGATION  PERMITTED  HEREUNDER SHALL BE BROUGHT IN THE COURTS OF
          THE  UNITED  STATES OF  AMERICA  FOR THE STATE OF  DELAWARE,  AND EACH
          MEMBER AND THE  COMPANY  HEREBY  ACCEPTS  FOR  ITSELF,  GENERALLY  AND
          UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION AND VENUE OF THE AFORESAID
          COURTS.  EACH  MEMBER AND THE  COMPANY  HEREBY  IRREVOCABLY  WAIVE ANY
          OBJECTION,  INCLUDING WITHOUT LIMITATION,  ANY OBJECTION TO THE LAYING
          OF VENUE OF ANY SUCH  LITIGATION,  BASED ON THE  GROUNDS  OF FORUM NON
          CONVENIENS,  WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY
          ACTION OR PROCEEDING IN SUCH JURISDICTION. EACH MEMBER AND THE COMPANY
          HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF
          ANY LITIGATION  PERMITTED  HEREUNDER.  EACH MEMBER WAIVES ALL PUNITIVE
          DAMAGES IN ANY DISPUTE,  CONTROVERSY  OR CLAIM ARISING OUT OF OR UNDER
          THIS AGREEMENT.

                                   ARTICLE VI
      SERVICE ARRANGEMENTS, CAPITAL CONTRIBUTIONS, MATERIAL APPROVALS, ETC.

     Section 6.1. Initial Operations; Service Arrangements.

     The  Members  intend to operate  the  Company  with  appropriate  staff and committed overhead and for the Company to purchase operational and other support
services,   technical   assistance  and  intellectual   property  rights,  where
available, from the Members and/or their respective Affiliates or third parties, in each case pursuant to terms  approved by the Members  pursuant to Section 3.3 or the Board of Managers  pursuant to Section  4.4 or 4.5 above,  as  applicable
("Service  Arrangements");  provided  that a Member or Manager shall be excluded from any vote  relating to the  approval,  enforcement  or  administration  of a
Service  Arrangement  where (i) that Member or its Affiliates is or may become a party to such  Service  Arrangement  or (ii) that  Manager was  appointed to the
Board of Managers by a party that is or may become, or whose Affiliate is or may become,  a party to such  Service  Arrangement.  Each  Member and any  Affiliate thereof  which  provides  services  to  the  Company  pursuant  to  any  Service
Arrangements  shall do so on an arm's  length basis and shall permit the Company reasonable  access  to its  accounts  and  records  pertaining  to such  Service
Arrangements, including the basis and computation of cost allocations.

     Section 6.2. Budget; Capitalization; Material Approvals.

     (a)  A complete copy of the Company's first and,  thereafter,  every annual budget shall be provided to each Member.

     (b)  Cinergy Solutions,  York and Veolia Water each commit to contribute to the  Company as their  initial  respective  Capital  Contribution  the amounts  set forth  opposite  the name of such  Member on  Schedule 1.
          Cinergy  Solutions,  York and Veolia Water agree to  contribute to the
          Company  46%, 10% and 44%  respectively,  of such  additional  Capital
          Contributions  as  may  be  approved  by  the  Board  of  Managers  in accordance  with Section 4.10 as may be required for the Purpose.  All capital contributions, when made, shall be in cash, unless the Members shall otherwise  mutually  agree.  The Members shall be liable only to make their Capital  Contributions  pursuant to this Section 6.2 and no
          Members  shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company.

     (c)  The  capitalization  of the Company shall be subject to the receipt by the  Members  of all  requisite  regulatory  approvals  and all  other consents,  licenses,  approvals or other authorizations (together with such regulatory  approvals,  "Material Approvals") necessary to permit the establishment and operation of the Company as contemplated herein, including, to the extent applicable,  (i) expiration or termination of the waiting period under the Hart-Scott-Rodino  Antitrust Improvements
          Act of 1976, as amended ("HSR Act"), if applicable,  (ii) the approval of the  Securities  and Exchange  Commission  ("SEC") under the Public
          Utility  Holding  Company Act of 1935 (the "1935 Act"), if applicable, and (iii) any  Material  Approval  of  Michigan  or any  municipality, utility commission, regulatory body or governmental or other agency or authority thereof.

     (d)  With reference to paragraph (c) above,  Cinergy  Solutions  represents and  warrants  that no approval  or other  action of the SEC under the
          1935 Act is required to be obtained by Cinergy Solutions,  the Company or any  other  direct or  indirect  subsidiary  of  Cinergy  Corp.  in connection  with the  formation  of the Company  and the  transactions contemplated by this Agreement or the other agreements relating to the
          System.  With  reference to paragraph (c) above,  York  represents and warrants  that no approval  or other  action of the SEC under the 1935
          Act is required to be obtained by it, the Company or any other  direct or indirect subsidiary of York in connection with the formation of the
          Company and the  transactions  contemplated  by this Agreement and the other agreements relating to the System.

     Section 6.3. Status of Capital Contributions.

     (a)  Except as  otherwise  expressly  provided in  Articles  VII and XI, no
          Member shall have the right to withdraw capital from the Company or to
          receive  any   distribution   or  return  of  such  Member's   Capital
          Contributions.

     (b)  No Member shall receive any  interest,  salary or drawing with respect to its Capital  Contributions  or its Capital  Account or otherwise in its capacity as a Member, except as otherwise specifically provided in this Agreement.

     (c)  No Member shall have  priority  over any other Member either as to the return of the amount of its Capital  Contribution to the Company or as to any allocation of Net Profit and Net Loss.

     Section 6.4. Capital Accounts.

     (a)  There shall be  established  on the books and records of the Company a
          Capital  Account for each Member.  The initial Capital Account balance of each Member shall be the  respective  amounts of each such Member's initial Capital Contribution as set forth on Schedule 1.

     (b)  Each Member's Capital Account shall be adjusted by (a) increasing such balance by such Member's (i) allocable shares of Net Profit (allocated in  accordance  with Article VII) and (ii) Capital  Contributions,  if any, and (b) decreasing  such balance by (i) the amount of cash or the fair market value of  distributions to such Member pursuant to Article
          VII and (ii) such Member's  allocable  share of Net Loss (allocated in accordance  with  Article  VII).  The  provisions  of  this  Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b),  and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

     (c)  Any  Capital  Contributions  made in a form  other  than cash shall be valued at the fair market value of such  property as determined by the unanimous consent of the Members.

     Section 6.5. Advances.

     If any Member, at its reasonable  discretion upon reasonable advance notice to the other  Members,  with the prior consent of the Board of Managers and only to the extent necessary to meet short-term working capital  requirements,  shall advance  any funds to the Company in excess of its  Capital  Contributions,  the amount of such advance shall neither increase its Capital Account nor entitle it to any increase in its share of the distributions of the Company.  The amount of any such advance  shall be a debt  obligation  of the Company to such Member and shall be repaid to it by the Company at a reasonable interest rate not to exceed a market  rate,  as soon as  practicable;  provided,  however,  that  such  debt obligations at all times shall be subordinate to the Company's obligations under the Loan Agreement.  Any such advance shall be payable and collectible  only out of Company  assets,  and the other Members shall not be personally  obligated to repay any part  thereof.  No Person who makes any loan to the Company shall have or acquire,  as a result of making such loan, any direct or indirect interest in the profits, capital or property of the Company, other than as a creditor.

     Section 6.6. Negative Capital Accounts.

     No Member  shall be required  to make up a negative  balance in its Capital
Account.

                                   ARTICLE VII
                   ALLOCATIONS, DISTRIBUTIONS AND WITHHOLDING

     Section 7.1. Allocations of Net Profit and Net Loss.

     (a)  The Net Profit  and Net Loss of the  Company,  including  each item of income,  gain, loss and deduction,  and credit shall be allocated with respect to each Fiscal Year (or portion  thereof) among the Members in accordance with their respective Interest Percentages.

     (b)  Allocations  for tax purposes  shall be made in the same manner as the allocations  set forth under  Section  7.1(a);  however the  following adjustments shall be made and applied,  to the extent necessary,  in a manner consistent with Treasury Regulation Section 1.704-1(b):

          (i)  The allocations of income,  gain, loss and deduction  pursuant to
               Section  7.1(a)  shall be adjusted  to comply with the  qualified
               income  offset   requirements  of  Treasury   Regulation  Section
               1.704-1(b)  and  the   nonrecourse   deduction  or  minimum  gain
               charge-back requirements of Treasury Regulation Section 1.704-2.

          (ii) The Net Losses  allocated  pursuant to Section  7.1(a)  shall not exceed the maximum  amount of Net Losses that can be so allocated without  causing any Member to have an Adjusted  Capital  Account
               Deficit  at the end of any  fiscal  period.  If some  but not all
               Members  would  have  Adjusted  Capital  Account  Deficits  as  a consequence  of an  allocation  of Net  Losses  pursuant  to this
               Section 7.1(b)(ii), then the limitation set forth in this Section
               7.1(b)(ii) shall be applied on a Member-by-Member  basis so as to allocate the maximum  permissible Net Losses to each Member under
               Treasury Regulations Section  1.704-1(b)(2)(ii)(d).  With respect to each allocation period thereafter, 100% of Net Profit shall be allocated  to  the  Members  up  to  the  aggregate  of,  and  in proportion to, any Net Losses previously allocated to each Member in accordance  with this Section  7.1(b)(ii) in the reverse order in which such Net Losses were allocated.

          (iii)Any special  allocations  pursuant to the  preceding  clause (ii)
               required in order to comply with the Treasury  Regulations  shall be taken into  account,  to the extent  permitted by the Treasury
               Regulations, in computing subsequent allocations pursuant to this
               Section  7.1(b) so that the net amount of any items so  allocated and all other items allocated to each Member shall, to the extent possible,  be equal to the amount that would have been  allocated to each Member had there been no such special allocation.

     (c)  If there is a change in any  Member's  share of the  distributions  or other items of the  Company  during any Fiscal Year as a result of the
          Transfer  (as defined  herein) of an Interest,  allocations  among the
          Members  shall  be made in  accordance  with  their  Interests  in the
          Company from time to time during such Fiscal Year in  accordance  with
          Code  Section  706,  using the  closing-of-the-books  method;  however depreciation  shall be deemed to accrue  ratably on a daily basis over the entire year during which the  corresponding  asset is owned by the
          Company.

     (d)  If the Internal Revenue Service  successfully asserts an adjustment to the taxable income of a Member  attributable to a transaction  between the Member and the Company  and, as a result of such  adjustment,  the
          Company is entitled to a deduction  or reduction in income for Federal income tax purposes in excess of any gain  recognized  by the Company, such  excess  deduction  shall be  allocated  to such  Member  or such reduced  income shall be reflected in a reduction in income  allocated to such Member. If the Internal Revenue Service  successfully  asserts an adjustment to the taxable income of the Company  attributable  to a transaction  between  the Member and the  Company  and, as a result of such adjustment, any Member is entitled to a deduction or reduction in income  for  Federal  income  tax  purposes  in  excess  of  any  gain recognized by such Member, the additional Company taxable income shall be allocated to such Member.

     Section 7.2. Distributions.

     Distributions  may be made to the Members in accordance with their Interest
Percentages  at such times as determined in the sole  discretion of the Board of
Managers,  or at such other  times as the  Members by  unanimous  consent  shall determine. To the extent that funds are available for distribution,  the Company shall  make  quarterly  and  annual  distributions  to the  Members in an amount necessary to reimburse each Member for the federal and state income tax incurred by such Member as a result of the  Company's  operations  and the Company  being treated as a partnership for tax purposes.

     Section 7.3. Limitations on Distribution.

     Notwithstanding  any  provisions  of this Article VII to the  contrary,  no distribution  shall be made (i) if such distribution  would violate any contract or agreement to which the Company is then a party or any law then  applicable to the Company,  including the provisions of Section 18-607 of the Delaware Act, or
(ii) to the  extent  that  the  Board of  Managers  determines  that any  amount otherwise  distributable  should  be  retained  by the  Company  to  pay,  or to establish  a reserve  for the payment of, any  liability  or  obligation  of the
Company,  including  obligations  to pay or  withhold  Federal,  state  or local income,  franchise  or other  taxes or levies,  whether  liquidated,  fixed,  or contingent.

     Section 7.4. Withholding Taxes.

     The Company is authorized to withhold from  distributions  to a Member,  or with respect to allocations to a Member, and to pay over to a Federal,  state or local  government,  any amounts required to be withheld  pursuant to the Code or any provisions of any other Federal, state or local law. Any amounts so withheld shall be treated as having been  distributed  to such Member for all purposes of this  Agreement,  and  shall be  offset  against  the  current  or next  amounts otherwise distributable to such Member.

                                  ARTICLE VIII
                                   TAX MATTERS

     Section 8.1. Tax Matters.

     Cinergy  Solutions is hereby  designated  as "Tax  Matters  Partner" of the
Company under Section 6231 of the Code and the Treasury Regulations  thereunder.
Notwithstanding  the foregoing  designation,  the Tax Matters  Partner shall not take any action in its capacity as Tax Matters  Partner in  connection  with any tax audit, contest or other similar proceeding involving the Company without the consent or approval of the other Members. The Tax Matters Partner shall keep the other  Members  fully  apprised  of its  activities  in its  capacity as the Tax
Matters Partner.

     Section 8.2. Taxation as Partnership.

     The Members  intend that the Company shall be treated as a partnership  for
United States  Federal income tax purposes and the Members agree not to take any action  inconsistent  with the Company's  classification  as a  partnership  for
United States Federal income tax purposes.

     Section 8.3. Tax Elections.

     The  Board of  Managers  may make on  behalf of the  Company  the  election referred to in Section 754 of the Code.  The Board of Managers  shall  determine whether to make or revoke  any other  election  (other  than an  election  to be classified as an association  taxable as a corporation  which shall be made only with the unanimous  consent of all the Members)  pursuant to the Code.  Upon the request of the Board of  Managers,  each  Member  shall  supply the  information necessary to effect such election.

                                   ARTICLE IX
                     BANKING; ACCOUNTING; BOOKS AND RECORDS

     Section 9.1. Banking.

     All funds of the Company may be deposited in such bank,  brokerage or money market  accounts as shall be established  by the Board of Managers.  Withdrawals from and checks drawn on any such account  shall be made upon such  signature or signatures as the Board of Managers may designate.

     Section  9.2.  Maintenance  of Books and Records;  Accounts and  Accounting
Method.

     The Board of Managers  shall keep or cause to be kept at the address of the
Company  (or at such other  place as the  Company  shall  advise the  Members in writing) full and accurate accounts of the transactions of the Company in proper books and records of account which shall set forth all  information  required by the Delaware  Act.  Such books and records  shall be  maintained on the basis of
United States generally accepted accounting  principles.  Such books and records shall be available, upon two (2) Business Days' notice to the Board of Managers, for inspection and copying at reasonable times during business hours by a Member or its duly  authorized  agents or  representatives  for any purpose  reasonably related  to such  Member's  interest  as a member in the  Company.  The Board of
Managers  shall  arrange  for  the  preparation  (by  a  nationally   recognized
accounting  firm) and timely  filing of all tax returns  required to be filed by the Company.

     Section 9.3. Financial Statements.

     As soon as available  and in any event within 45 days after the end of each fiscal quarter, the Company shall have prepared, and delivered to each Member, a quarterly  set of primary  financial  statements  for the  Company.  This set of primary financial  statements shall include:  (i) a balance sheet reflecting the assets,  liabilities  and capital  accounts of the Company,  comparative  to the prior  year  and  the  prior  year-end;  and  (ii)  quarterly  and  year-to-date statements of  operations,  comparative to the prior year. The Board of Managers shall cause the annual financial statements of the Company to be examined by the
Company's  independent  auditor and submitted for adoption at the annual meeting of Members. Within 120 days after the end of each Fiscal Year, the Company shall furnish to the  Members  the  Company's  tax  return,  the  Members'  respective
Schedules  K-1, and such other  information  as may be necessary  for Members to complete their tax returns.

     Section 9.4. Additional Information.

     Upon the request of a Member, the Company shall prepare additional periodic or special reports of the Company's accounts and/or business activity considered necessary  by such Member,  including  but not limited to,  detailed  reports of sales by location,  detailed expense reports,  reports of capital  expenditures, details of assets and liabilities, and non-financial and ratio data.

     Section 9.5. Minutes of Meetings.

     The  Managers  shall  cause  minutes  of  all  proceedings  and  copies  of resolutions adopted at meetings of Members or Managers to be duly entered in the minute books which shall be kept at the  executive  offices of the Company.  Any such minutes must be signed by either the Chairperson or Vice  Chairperson,  and one other person (such as the Secretary) who was present at the meeting at which such  resolutions  were  passed.  Further,  the  Managers  shall cause copies of written actions taken without a meeting to be duly entered in the minute books.

                                    ARTICLE X
                   LIABILITY, EXCULPATION AND INDEMNIFICATION

     Section 10.1. Liability.

     Except as otherwise  provided by the Delaware  Act, the debts,  obligations and liabilities of the Company,  whether arising in contract, tort or otherwise, shall be solely the debts,  obligations  and  liabilities  of the  Company,  and without  limiting this Article X, no Member or Covered Person shall be obligated personally  for any such debt,  obligation or liability of the Company solely by reason of being a Member or Covered Person.

     Section 10.2. Exculpation.

     (a)  Generally.  Except as otherwise provided in this Agreement, no Covered
          Person  shall be liable to the  Company  or any  Member for any act or omission taken or suffered by such Covered Person in good faith and in the  reasonable  belief  that  such  act or  omission  is in or is not contrary to the best  interests of the Company and is within the scope of  authority  granted  to such  Covered  Person  by  this  Agreement, provided  that such act or omission is not in  material  violation  of this  Agreement  and  does not  constitute  Disabling  Conduct  by the
          Covered Person. No Member shall be liable to the Company or any Member for any action taken by any other Member.

     (b)  Reliance  Generally.  A Covered  Person  shall incur no  liability  in acting upon any signature or writing  reasonably  believed by it to be genuine,  and may rely on a certificate signed by an executive officer of any  Person in order to  ascertain  any fact with  respect  to such
          Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters, except to the extent that such  Covered  Person  engaged in  Disabling
          Conduct. Each Member or Covered Person may act directly or through its agents or  attorneys.  Each Member or Covered  Person may consult with counsel, appraisers,  engineers, accountants and other skilled Persons of its choosing,  and shall not be liable for anything done,  suffered or omitted in good faith in reasonable reliance upon the advice of any of such  Persons,  except to the  extent  that such  Member or Covered
          Person  engaged in Disabling  Conduct or to the extent Section 10.4 or
          Section 10.6 applies.  No Member shall be liable to the Company or any
          Member for any error of judgment  made in good faith by a  responsible officer or  officers  of the  Member,  except to the extent  that such
          Member  engaged in Disabling  Conduct or to the extent Section 10.4 or
          Section 10.6  applies.  Except as  otherwise  provided in this Section
          10.2, Section 10.4 or Section 10.6 or to the extent that the Member or
          Covered  Person  engaged in  Disabling  Conduct,  no Member or Covered
          Person shall be liable to the Company or any Member for any mistake of fact or judgment  by the Member or Covered  Person in  conducting  the affairs of the  Company or  otherwise  acting in respect of and within the scope of this  Agreement.  No Member or  Covered  Person  shall be liable  for the  return  to any  Member of all or any  portion  of any
          Member's  Capital  Account  or  Capital  Contributions,  except to the extent  that such  Member  or  Covered  Person  engaged  in  Disabling
          Conduct.

     (c)  Reliance on this Agreement. To the extent that, at law or in equity, a
          Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members,  any Covered Person
          acting under this  Agreement  or otherwise  shall not be liable to the
          Company or to any Member for its good faith reliance on the provisions of this  Agreement.  The provisions of this  Agreement,  to the extent that they  restrict  the duties and  liabilities  of a Covered  Person otherwise  existing at law or in equity,  are agreed by the Members to replace such other duties and liabilities of such Covered Person.

     (d)  Standard of Care.  Whenever in this Agreement a Person is permitted or required to make a decision (i) in its "sole and absolute discretion,"
          "sole discretion,"  "discretion" or under a grant of similar authority or latitude,  the Person shall be entitled to consider such  interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any  consideration to any interest of or factors  affecting  the  Company or any other  Person,  or (ii) in its
          "good faith" or under another express  standard,  the Person shall act under such  express  standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

     Section 10.3. Indemnification.

     (a)  Indemnification  Generally.  Except  as  otherwise  provided  in  this
          Agreement,  the Company shall and hereby does,  to the fullest  extent permitted by applicable law, indemnify, hold harmless and release each
          Member and  Covered  Person  from and  against  all  claims,  demands, liabilities,  costs, expenses, damages, losses, suits, proceedings and
          actions,   whether   juridical,   administrative,   investigative   or
          otherwise,  of  whatever  nature,  known  or  unknown,  liquidated  or unliquidated  ("Claims"),  that may  accrue to or be  incurred  by any
          Member or Covered Person, or in which any Member or Covered Person may become involved, as a party or otherwise,  or with which any Member or
          Covered  Person may be  threatened,  relating to or arising out of the
          Member's  or  Covered  Person's  status  as such,  including,  but not limited to, amounts paid in satisfaction  of judgments,  in compromise or as fines or penalties  and counsel  fees and  expenses  incurred in connection  with the  preparation for or defense or disposition of any investigation,  action,  suit,  arbitration  or  other  proceeding  (a
          "Proceeding"),  whether  civil or  criminal  (all of such  Claims  and amounts  covered by this Section 10.3 and all expenses  referred to in
          Section 10.3(c),  are referred to as "Damages"),  except to the extent that it shall have been determined  ultimately that such Damages arose from  Disabling  Conduct  of such  Member  or  Covered  Person  or the indemnification  obligations in Section 10.4 or Section 10.6 apply, or that such Member or Covered Person committed a material breach of this
          Agreement.  The termination of any Proceeding by settlement shall not, of itself,  create a  presumption  that any  Damages  relating to such settlement  arose from a material  violation of this  Agreement by, or
          Disabling Conduct of, any Member or Covered Person.

     (b)  No Direct Member Indemnity.  Members shall not be required directly to indemnify any Covered Person.

     (c)  Expenses,  etc.  Expenses  incurred  by a Member or Covered  Person in defense or  settlement  of any Claim that may be subject to a right of indemnification  hereunder may be advanced by the Company prior to the final  disposition  thereof  upon receipt of an  undertaking  by or on behalf of the  Member or  Covered  Person to repay  such  amount if it shall be determined  ultimately  that the Member or Covered  Person is not entitled to be indemnified  hereunder.  The right of any Member or
          Covered  Person  to  the  indemnification  provided  herein  shall  be cumulative  with, and in addition to, any and all rights to which such
          Member or Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall  extend to the  successors,  assigns and legal representatives of such Member or Covered Person.

     (d)  Notices of Claims,  etc. Promptly after receipt by a Member or Covered
          Person of notice of the commencement of any Proceeding, such Member or
          Covered  Person  shall,  if a claim  for  indemnification  in  respect thereof is to be made against the Company,  give written notice to the
          Company of the  commencement  of such  Proceeding,  provided  that the failure  of any Member or Covered  Person to give  notice as  provided herein  shall not relieve the  Company of its  obligations  under this
          Section  10.3  except  to the  extent  that the  Company  is  actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Member or Covered Person (other than a derivative suit in  right  of the  Company),  the  Company  will be  entitled  to participate  in and to assume the  defense  thereof to the extent that the Board of Managers may wish, with counsel  reasonably  satisfactory to such  Member or  Covered  Person.  After  notice  from the Board of
          Managers to such Member or Covered Person of the Company's election to assume  the  defense  thereof,  the  Company  will not be  liable  for expenses  subsequently  incurred by such  Member or Covered  Person in connection with the defense  thereof.  The Company will not consent to entry of any  judgment  or enter  into any  settlement  that  does not include as an unconditional term thereof the giving by the claimant or plaintiff  to such  Member or  Covered  Person  of a release  from all liability in respect to such Claim.

     (e)  No Waiver.  Nothing  contained in this Section 10.3 shall constitute a waiver by any Member of any right that it may have  against  any party under United States Federal or state securities laws.

     (f)  Authorization.  Any indemnification under Section 10.3, as well as the advance payment of expenses  permitted under Section  10.3(c),  unless ordered by a court, must be made by this Company only as authorized in the specific case upon a  determination  that  indemnification  of the
          Member or Covered  Person is proper  under  those  circumstances.  The determination must be made:

               (1)  by the Board of  Managers  by a  unanimous  vote of a quorum consisting  of  Managers  who were not parties to the act or
                    Proceeding;

               (2)  if a unanimous vote of a quorum consisting of those Managers who were not parties to the act or Proceeding so orders,  by independent legal counsel in a written opinion; or

               (3)  if a quorum  consisting  of Managers who were not parties to the act or  Proceeding  cannot be obtained,  by  independent legal counsel in a written opinion.

     Section 10.4 Indemnification by Members.

     (a)  Notwithstanding  anything  herein to the  contrary  and  except as set forth in and subject to the limitations of any other written agreement between any Member and the  Company,  each  Member (the  "Indemnifying
          Party")  shall  indemnify,  defend and hold harmless the other Members and their respective officers,  directors,  employees,  agents, parent companies, subsidiaries and Affiliates (including, without limitation, the Company) (each being an "Indemnified  Party") from and against any
          Losses (as  defined  and limited  below)  incurred by the  Indemnified
          Party resulting from or relating to:

          (i)  any willful  misconduct by the  Indemnifying  Party or any of its
               Affiliates (or by any contractor,  subcontractor, vendor or agent of the Indemnifying Party or any of its Affiliates);

          (ii) any negligence by the Indemnifying Party or any of its Affiliates
               (or by any  contractor,  subcontractor,  vendor  or  agent of the
               Indemnifying  Party  or  any of its  Affiliates)  in the  design, construction,  ownership, operation or maintenance of the System, or any other services to be performed under or in connection with the Utility Services Agreement; and

          (iii)any  act or  omission  by the  Indemnifying  Party  or any of its
               Affiliates (or by any contractor,  subcontractor, vendor or agent of the Indemnifying Party or any of its Affiliates) to the extent that  such act or  omission  causes  the  Company  (or any  other
               Indemnified Party) to violate the Utility Services Agreement, the
               Senior Debt,  or any other  contract,  agreement or instrument by which the Company or its property is bound.

     "Losses" subject of the foregoing indemnity shall mean all losses, damages, liquidated damages (including,  without limitation, those arising as a result of the  failure  to  meet  a  performance  guaranty),  claims,  causes  of  action, liabilities,  fines, penalties,  expenses,  costs and fees and shall (i) include payments  under  guarantees,  contributions  required  to be made to the Company under this Agreement and indemnity payments due to GM and (ii) exclude punitive, indirect,  special,  incidental or consequential  damages (other than any of the foregoing required to be paid by the Indemnified Party to a Person  unaffiliated with the Indemnified Party).

     The  following   provisions  and  limitations  shall  apply  to  the  above indemnity.  Each Member's  respective  indemnity  obligations under this Section
10.4(a)(ii)  and (iii) above shall be capped and  limited  with  respect to each
Member,  from time to time and respectively,  at an amount equal to the Interest
Percentages  in the Company held by it at that time  multiplied  by the Contract
Project Fee, as defined in the Utility Services  Agreement.  Any indemnification liability  under this  Section  10.4(a)(ii)  and (iii) in excess of such amounts shall be borne by the  Members  pro rata in  accordance  with  their  respective
Interest  Percentages  in the Company.  All claims for  indemnity by the Company against a Member may be asserted  on behalf of the  Company by any other  Member without approval of the Board of Managers.  The preceding  indemnity shall apply regardless  of whether  the  Indemnifying  Party is acting in its  capacity as a
Member or as an independent contractor of the Company.

     (b)  As soon as is reasonably  practicable  after becoming aware of a claim for indemnification under this Agreement,  the Indemnified Party shall promptly give written notice to the Indemnifying  Party of such claim.
          To the extent reasonably possible,  such written notice shall describe
          the  Loss  and  the  amount   thereof,   if  known,   with  reasonable
          particularity.  The  failure of the  Indemnified  Party to give notice shall not relieve the Indemnifying Party of its obligations under this
          Section  10.4 except to the extent that the  Indemnifying  Party shall have been prejudiced thereby.

     (c)  If any claim for indemnification  hereunder is due to the assertion of a claim, action or proceeding by any Person other than a Member or its
          Affiliates (a "Third Party Claim"),  the Indemnifying Party shall have the right to  participate in and, by giving written notice (a "Defense
          Notice") to the  Indemnified  Party  within 30 days after  delivery of written notice of the Third Party Claim, to assume the defense of such
          Third Party  Claim at its sole  expense  and with  counsel  reasonably satisfactory to the Indemnifying Party and the Indemnified Party. From
          and  after  delivery  of a  Defense  Notice  in  accordance  with  the foregoing,  the Indemnifying Party shall not, so long as it diligently conducts such defense, be liable to the Indemnified Party for any fees of other counsel or any other  expenses with respect to the defense of such Third  Party  Claim,  in each case  subsequently  incurred by the
          Indemnified  Party in  connection  with  defense of such  Third  Party
          Claim. If the Indemnifying  Party assumes the defense of a Third Party
          Claim,  no  compromise  or settlement of such Third Party Claim may be effected by the  Indemnifying  Party without the  Indemnified  Party's consent  unless (i) there is no finding  or  admission  therein of any liability  on the  part of the  Indemnified  Party,  and (ii) the sole relief  provided  under such  compromise  or  settlement  is  monetary damages  that  are  paid  in full by the  Indemnifying  Party.  If the
          Indemnified  Party provides  notice of a Third Party Claim pursuant to paragraph (b) of this Section 10.4,  but the  Indemnifying  Party does not provide a Defense Notice in accordance  with this  paragraph,  the
          Indemnifying  Party shall be bound by, and the Indemnified Party shall have no  obligation  to obtain any consent of the  Indemnifying  Party with  respect  to,  (i)  any  determination  made  in  the  action  or proceeding  with  respect  to such  Third  Party  Claim  or  (ii)  any compromise  or  settlement  effected  by the  Indemnified  Party  with respect to such Third Party Claim.

     (d)  An Indemnifying Party shall have no obligation to pay  indemnification for any Loss to the extent  that  recovery  for such Loss is  actually paid to the  Indemnified  Party  under any  policy of  insurance.  The
          Indemnified  Party shall use all  commercially  reasonable  efforts to make claims under applicable  insurance  policies with respect to such
          Losses.  To the extent that an Indemnified  Party is subsequently paid by an insurance company for any Loss with respect to which payment was
          previously   received  by  the  Indemnified   Party   hereunder,   the
          Indemnified  Party  shall  promptly,  upon  receipt  of the  insurance proceeds, reimburse the Indemnifying Party from the insurance proceeds in an amount  up to the  Indemnifying  Party's  prior  payment  to the
          Indemnified  Party with respect to such Loss. The Members shall obtain waivers of subrogation from their respective  insurance  carriers with respect to indemnified Losses covered by insurance.

     Section 10.5. Indemnification by the Company.

     The Company shall  indemnify,  defend and hold harmless each of the Members and their  respective  officers,  directors,  employees,  agents and  Affiliates
(other  than the  Company)  (each being a "Member  Party")  from and against any losses,  damages,  claims,  causes of  action,  liabilities,  fines,  penalties, expenses,  costs and fees to the extent incurred by a Member Party in connection with  matters  where the  Company is  indemnified  by third  parties,  including without  limitation  those matters as to which GM indemnifies  the Company under the Utility  Services  Agreement.  The foregoing  indemnification  obligation is subject to the  condition  that the Member  Party has acted with  respect to the indemnified  matter  within  the  scope of its  authority,  responsibilities  or obligations under this Agreement or any Service  Arrangement,  including without limitation any contract or  subcontract to provide goods and/or  services to the
Company.

     Section 10.6. Special Indemnification of York and Its Affiliates.

     (a)  For purposes of this Section 10.6, the term "Project Activities" means the design, engineering, construction, planning, preparation, studies, procurement, pricing, funding, specifications,  testing, change orders or analysis  of the GM Delta  Township II Project or the System or any
          related matter.  Except as provided below, all Project  Activities (i)
          constituting  Company Approved  Activities (as defined below) and (ii)
          undertaken or performed  after May 26, 2004 (the  "Involvement  Date")
          are  referred  to in  this  Section  10.6 as the  "Subsequent  Project
          Activities,"  and all other Project  Activities are referred to herein as the "Prior Project  Activities." Cinergy Solutions and Veolia Water
          hereby agree for the benefit of York not to take or suffer to be taken any material  aspect of a Project  Activity  without  presenting  such matter  to the  three  representatives  appointed  by  the  respective
          Members pursuant to subcontracts to be entered into for the purpose of reviewing  design and construction of the GM Delta Township II Project and the System (the "Review Body") for review and  consideration,  and no such matter not so presented to the Review Body shall be considered a Subsequent Project Activity.

     (b)  For purposes hereof, the term "Company Approved Activity" shall mean a
          Project Activity which is (i) an immaterial matter approved by Cinergy
          Solutions or Veolia Water after the  Involvement  Date,  (ii) actually reviewed  and  considered  by all three  members of the  Review  Body, provided  that  the York  representative  on the  Review  Body has not objected to the Project Activity and requested review by the Company's
          Board of Managers as provided in (c) below or (iii) actually reviewed, considered  and approved by the Board of Managers of the Company after the  Involvement  Date,  such  approval to be by majority  vote of the
          Managers except in the case of a Project  Activity  involving a matter on Exhibit A hereto for which  York has or shares  responsibility,  in which  event the Board of  Managers  vote must be  unanimous  and must include the York Manager.

     (c)  In the event that the York  representative  on the Review Body objects to any matter and requests  review by the Company's Board of Managers, such matter shall be deemed to be a Prior Project  Activity unless the
          Board of Managers of the Company  subsequently  (i) actually  reviews, considers and approves the matter as provided in clause (b)(iii) above and (ii) the matter is undertaken or performed  after the  Involvement
          Date.

     (d)  In respect  of any  matter  involving  Project  Activities  which have aspects or  elements  relating to both the period of time prior to the
          Involvement Date and the period of time after the Involvement Date, in determining  whether or not a Project Activity is a Subsequent Project
          Activity or a Prior Project  Activity,  the following  principles,  as well as all other relevant considerations, shall be applied:

          (i)  The  consideration  and  approval  by  the  Review  Body  or  the
               Company's  Board of Managers of a  document,  agreement  or other materials after the Involvement Date does not by itself cause all matters covered by the document,  agreement or other materials to become Subsequent Project Activities.

          (ii) The review,  consideration and approval by the Review Body or the
               Company's Board of Managers of any construction contract or other contract  for the GM Delta  Township  II Project or the System or
               any aspect of them after the  Involvement  Date  causes a Project
               Activity  relating  thereto to be a Subsequent  Project  Activity only to the extent any issue or  consequence  in question was not primarily  caused  by  other  Project  Activities  which  are not themselves Subsequent Project Activities.

          (iii)A Project Activity may be deemed a Subsequent  Project Activities only to the extent the aspects or elements relating to the period of time after the Involvement Date were, in relation to the other aspects or  elements  of the Project  Activities,  a  significant factor in causing the Project Activity Loss in question.

          (iv) The following is an example provided for interpretive guidance as
               to  how  the  Members   intend  the   definitions  of  the  terms
               "Subsequent  Project Activity" and "Prior Project Activity" to be
               implemented:  If it  is  supposed  that  (A)  preliminary  design drawings for the System  prepared prior to the  Involvement  Date specify  the use of a water tank of a certain  capacity,  (B) the final design plans  constitute a Company Approved  Activity,  (C)
               such  final  design  plans  specify  a  water  tank  of a  lesser capacity,  and (D) there is a failure  of the  System  due to the inadequate capacity of that water tank, then the specification of the water tank  capacity  in the final  design  drawing  would be deemed a Subsequent  Project Activity.  On the other hand, on the same supposed  circumstances  except that it is supposed that the water tank capacity  specified in the preliminary design drawings was inadequate, then the specification of the water tank capacity in the  final  design  drawing  would be  deemed a Prior  Project
               Activity.

     (e)  Notwithstanding  any  other  provisions  of  this  Agreement,  Cinergy
          Solutions and Veolia Water hereby agree to indemnify,  defend and hold harmless York and all of its  Affiliates  and all of their  respective directors,  officers,  employees,  representatives and agents from and against any and all Project  Activity Losses (as defined below) to the extent caused by:

          (i)  the Prior Project Activities;

          (ii) any failure of the GM Delta Township II Project and the System to
               become fully  operational in accordance  with Utilities  Services
               Agreement as a result of Prior Project Activities; or

          (iii)any  failure of the GM Delta  Township  II Project and the System to become fully  operational  in  accordance  with the  Utilities
               Services  Agreement  without the necessity of the  expenditure of funds in excess of the Contract  Project Fee as a result of Prior
               Project Activities.

Where Project  Activity  Losses are caused by both Prior Project  Activities and
Subsequent Project Activities, York shall be indemnified against that portion of such losses that is  attributable  to Prior Project  Activities on a comparative allocation basis.

     (f)  For purposes of this Section 10.6, the term "Project  Activity Losses"
          shall mean all losses, damages, liquidated damages (including, without limitation,  those  arising  as a  result  of the  failure  to  meet a performance guaranty),  claims, causes of action, liabilities,  fines, penalties,  expenses, costs (including,  without limitation,  payments under  guarantees,  contributions  required  to be made to the Company under  this  Agreement  and  indemnity  payments  to GM but  excluding punitive,  indirect,  special,  incidental or  consequential  damages, other  than  any of the  foregoing  required  to be paid  to a  Person unaffiliated with York) and fees.

                                   ARTICLE XI
                              TRANSFER OF INTERESTS

     Section 11.1. Personal Property; Consent for Transfers.

     (a)  Restrictions on Transfer.  A Member shall not transfer,  sell, assign, convey,  exchange,  pledge,  encumber or otherwise dispose of (each, a
          "Transfer") any of its Interest unless: (i) the contemplated  Transfer will not adversely affect the regulatory  status of the Company or the
          GM Delta Township II Project;  (ii) all requisite regulatory approvals have been duly  obtained  and are in full force and effect;  (iii) the contemplated Transfer will not result in adverse tax treatment for the
          Company, the GM Delta Township II Project or any of the Members;  (iv)
          the  non-transferring  Members  have  consented  in  writing  to  such transfer  (after  being  informed  of the  identity  of  the  proposed transferee),  which  consent  may be withheld  in such  Member's  sole discretion; and (v) until the termination or expiration of the Utility
          Services Agreement, the proposed transferee shall have delivered to GM a Parental  Guarantee  substantially in the form of Schedule 19 to the
          Utility Services Agreement.

     (b)  No admission (or purported admission) of a Member, and no Transfer (or purported  Transfer) of all or any part of a Member's Interest (or any economic interest  therein),  whether to another Member or to a Person who is not a Member,  shall be  effective,  and any such  admission or
          Transfer (or purported  admission or Transfer) shall be void ab initio and no Person shall otherwise  become a Member if after such admission or Transfer (or  purported  admission or Transfer)  the Company  would have more than 100 Members.  For purposes of  determining  whether the
          Company will have more than 100 Members, each Person indirectly owning an Interest  through a partnership  (including any entity treated as a partnership for Federal income tax purposes),  a grantor trust or an S corporation  (each such  entity,  a  "flow-through  entity")  shall be treated as a Member  unless the Board of  Managers  determines  in its sole  discretion,  after  consulting with qualified tax counsel,  that less than  substantially  all of the value of the  beneficial  owner's
          interest  in  the   flow-through   entity  is   attributable   to  the
          flow-through entity's Interest (direct or indirect) in the Company.

     (c)  Any Transfer  inconsistent  with the terms and  provisions of Sections
          11.1(a) and (b) shall be null and void and of no effect.

     Section 11.2. Issue and Replacement of Certificates.

     Upon the request of any Member, an Interest  certificate shall be delivered to such Member for the Interest held by it. Every certificate shall be signed by one Cinergy Solutions Manager, the York Manager and one Veolia Water Manager. In
the  case of loss,  mutilation,  or  destruction  of a share  certificate  a new certificate  may be  issued  upon  such  terms  as the  Board  of  Managers  may prescribe.

     Section 11.3. Interest Certificate Legend.

     All certificates representing Interests shall bear the following legend (in addition to any other legend required by applicable law):

     "These interests have not been registered under the Securities Act of 1933, as amended,  or any state securities laws and may not be sold, offered for sale, pledged,  assigned,  hypothecated  or otherwise  transferred in violation of any applicable  securities  law.  These  interests  are  subject  to the  terms  and conditions,  including restrictions on transfers, pledges or other dispositions, of a Limited Liability Company Agreement, dated as of March 29, 2004, as amended from  time to time,  copies  of which  are on file  with  the  Secretary  of the
Company."

                                   ARTICLE XII
                   DISSOLUTION AND TERMINATION OF THE COMPANY

     Section 12.1. Dissolution.

     Subject to Article XIV, the Company  shall  dissolve upon and in accordance with the mutual  agreement of the Members,  and only in compliance  with Section
2.2 and the other provisions of this Agreement.

     Section 12.2. Liquidation.

     Upon  dissolution  of the  Company,  the Person or Persons  approved by the
Board of  Managers  shall  carry  out the  winding  up of the  Company  (in such
capacity,  the  "Liquidating  Trustee")  and  shall  proceed,   subject  to  the
provisions  herein,  to  liquidate  the Company  and apply the  proceeds of such liquidation,  or in its sole  discretion to distribute  Company  assets,  in the following order of priority:

          First,  to creditors in  satisfaction  of debts and liabilities of the
     Company,  including without limitation, the Company's obligations under the
     Loan  Agreement,  whether by payment or the making of reasonable  provision for payment  (other  than any loans or advances  that may have been made by any of the  Members  to the  Company),  and the  expenses  of  liquidation, whether by payment or the making of reasonable provisions for payments, any such reasonable reserves (which may be funded by a liquidating trust) to be established  by the  Liquidating  Trustee,  as the case may be, in  amounts deemed by it to be  reasonably  necessary  for the payment of the Company's expenses, liabilities and other obligations (whether fixed or contingent);

          Second,  to the Members in  satisfaction of any loans or advances that may have been made by any of the Members to the Company  whether by payment or the making of reasonable provision for payment; and

          Third,  to the  Members in  proportion  to, and to the extent of, each
     Member's  Capital  Account,  as such  Capital  Account  has  been  adjusted pursuant to Article VI.

     Section 12.3. Time for Liquidation, etc.

     (a)  A reasonable  time period shall be allowed for the orderly  winding up and  liquidation  of the assets of the  Company and the  discharge  of liabilities to creditors as to enable the Liquidating  Trustee to seek to minimize potential losses upon such liquidation.  The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Company with the Secretary of State of the State of Delaware.

     (b)  Upon  completion  of the  foregoing,  the  Liquidating  Trustee  shall
          execute,   acknowledge   and  cause  to  be  filed  a  certificate  of
          cancellation  of the Company with the  Secretary of State of the State of Delaware.

     Section 12.4. Claims of the Members.

     The  Members  and any former  Members  shall look  solely to the  Company's assets for the return of their Capital  Contributions,  and if the assets of the
Company  remaining after payment of or due provisions of all debts,  liabilities and  obligations  of  the  Company  are  insufficient  to  return  such  Capital
Contributions, the Members and former Members shall have no recourse against any
Member, any Manager or their Affiliates.

                                  ARTICLE XIII
                               INDEPENDENT MANAGER

     Section  13.1 Until all amounts due Lender  under the Loan  Documents  been paid or  otherwise  satisfied  in full and no amounts are owed by the Company to the  Lender  under any Loan  Document,  and for a period of 91 days  thereafter, except in the case of a temporary  vacancy,  which shall promptly be filled, the
Members and Managers of the Company shall cause the Company at all times to have an Independent Manager.

     Section 13.2 Except as provided in Section 13.6,  the  Independent  Manager shall not be deemed to be a member of the Company, shall have no interest in the profits,  losses and  capital of the  Company and shall have no right to receive any  distributions  of Company's  assets.  The Independent  Manager shall not be required  to make any  capital  contributions  to the  Company  and,  except  as provided in Section 13.6 hereof,  shall not receive a limited  liability company interest  in  the  Company.  The  Independent  Manager,  in its  capacity  as an independent  manager,  may not bind the Company.  Except as set forth in Section
14.1(c), the Independent Manager, in its capacity as independent manager,  shall have no right to vote on,  approve  or  otherwise  consent  to any action by, or matter  relating to, the Company.  The rights and obligations of the Independent
Manager  under the Agreement  shall belong solely to and be exercised  solely by the Independent Manager.

     Section 13.3 The initial Independent Manager shall execute a counterpart of this Agreement.  Notwithstanding  anything to the contrary  provided herein,  no
Independent  Manager  may  resign,  be  removed  as the  Independent  Manager or transfer or delegate its rights or obligations  as an  Independent  Manager with respect to the Company  unless,  and no appointment  of a successor  Independent
Manager shall be effective until, (i) a successor  Independent  Manager has been appointed  by the  Members,  and (ii) such  successor  has  accepted  his or her appointment  as the  Independent  Manager by  executing  a  counterpart  of this
Agreement.  Notwithstanding  anything to the contrary herein, if the Independent
Manager  resigns,  ceases to be qualified  as an  Independent  Manager,  or such position is otherwise  vacant,  no action  requiring the affirmative vote of the
Independent Manager shall be taken until a successor Independent Manager is duly appointed as provided in this Section 13.3.

     Section  13.4 The  Independent  Manager  shall  not at any time  serve as a trustee in bankruptcy for any Affiliate of the Company.

     Section 13.5 Except as otherwise  expressly  provided by the Delaware  Act, the debts,  obligations  and  liabilities  of the  Company,  whether  arising in contract,  tort or otherwise,  shall be the debts,  obligations  and liabilities solely of the  Company,  and the  Independent  Manager  shall  not be  obligated personally  for any such debt,  obligation or liability of the Company solely by reason of being an Independent  Manager of the Company.  The Independent Manager
shall not be liable,  responsible  or accountable in damages or otherwise to the
Company  or any  Member of the  Company  for any act or  omission  performed  or omitted by such  Independent  Manager in good faith on behalf of the Company and in a manner  reasonably  believed by such  Independent  Manager to be within the scope of the authority granted to such Independent Manager by this Agreement and in the best interests of the Company,  except for acts or omissions amounting to fraud, willful misconduct or gross negligence. For purposes of this section, any action or omission taken on advice of qualified legal counsel for the Company or
Independent  Manager shall be deemed to have been taken in good faith. Except as may be otherwise  provided by the Delaware Act, no suit or other action  brought by any Member of the Company  against the  Independent  Manager  shall cause the termination or dissolution of the Company.

     Section 13.6 Upon the occurrence of any event that causes any Member of the
Company  to cease to be a Member of the  Company,  unless  there is at least one other Member of the Company at that time, the Independent Manager shall, without any action of any Person and  simultaneously  with the last remaining  Member of the Company ceasing to be a Member of the Company,  automatically be admitted to the Company as a special  member (the "Special  Member") and shall  continue the
Company  without  dissolution.  The Special Member may not resign as a Member of the Company or transfer his or her rights as Special  Member  unless a successor
Special  Member  (i) has been  admitted  to the  Company  as  Special  Member by executing a  counterpart  to this  Agreement  and (ii) has  accepted  his or her appointment as the Independent Manager pursuant to the terms hereof. The Special
Member  shall  automatically  cease to be a Member of the  Company  (but not the
Independent  Manager of the  Company)  upon the  admission  to the  Company of a substitute  Member,  appointed  by the  Independent  Manager or its  agent.  The
Special Member shall have no interest in the profits,  losses and capital of the
Company and no right to receive any  distributions  of Company assets,  provided that,  if the  Special  Member is the sole  Member of the  Company,  the Special
Member in its  capacity as the sole Member of the Company  shall hold all of the limited liability interests in the Company,  including,  without limitation, the interests  in the  profits and losses of the  Company,  and shall be entitled to exercise  all of the rights and shall  have all of the  obligations  of a Member hereunder.

                                   ARTICLE XIV
                              SINGLE PURPOSE ENTITY

     Section 14.1. Single Purpose Entity

     Notwithstanding  anything  to the  contrary in this  Agreement  or the Loan
Documents,  until  the  later of the date  that the loan  evidenced  by the Loan
Documents is no longer  outstanding or the date that no non-contingent  monetary obligations  remain  outstanding under the Loan Documents,  and, in either case, for a period of 91 days thereafter, except with the prior written consent of the
Lender:

     (a)  the Members and  Managers  shall cause the Company to, and the Company shall:

          (i)  do or cause to be done all things  necessary to preserve and keep in full force and  effect  its  existence,  rights  (charter  and
               statutory)   and   franchises,   and  obtain  and   preserve  its
               qualification  to do business in each  jurisdiction in which such qualification  is or shall be  necessary  to protect the validity and enforceability of this Agreement and the Loan Documents,  and observe all applicable procedures and provisions required by this
               Agreement and the laws of the State of Delaware;

          (ii) not  amend,  alter,  change  or  repeal  (A) its  Certificate  of
               Formation,   (1)  the  definitions  of  "Affiliate,"   "Control,"
               "Delaware   Act,"   "Independent    Manager,"   "Lender,"   "Loan
               Agreement," "Loan Documents," "Member," (except to amend Schedule
               1 attached  hereto in connection with the  resignation,  removal, withdrawal  or  admission  of a Member  in  accordance  with this
               Agreement)  "Manager," "Person" or "Purpose" in this Agreement or
               (B) Article II, Section 11.1,  Article XII, Article XIII, Article
               XIV or Section 16.1 of this Agreement;

          (iii)maintain  its own  records,  accounts,  books of account and bank accounts  separate from those of any other Person,  not commingle its records,  accounts,  books of account and bank  accounts with the organizational or other records,  accounts,  books of account or bank  accounts  of any other  Person and cause  such  records, accounts,  books of account  and bank  accounts  to  reflect  the separate existence of the Company;

          (iv) act  solely  in its own name  and  through  its  duly  authorized
               Members,  Managers,  officers  or  agents in the  conduct  of its business,  prepare  all of its  correspondence  in the  Company's name, hold itself out as a separate entity from any other Person, conduct  its  business  so as not  to  mislead  others  as to the identity of the entity with which they are concerned, correct any known misunderstanding  regarding its separate identity,  refrain from engaging in any activity that compromises the separate legal
               identity  of  the   Company,   and   strictly   comply  with  all
               organizational and statutory formalities to maintain its separate existence;

          (v)  take such actions as may be  necessary  to authorize  each of the
               Company's actions as may be required by law;

          (vi) file  its  own tax  returns,  if any,  as may be  required  under applicable law;

          (vii)not  commingle  its assets  with  assets of any other  Person and maintain  its assets as  identifiable  assets held in the name of the Company;

          (viii) maintain financial  statements  separate from any other Person.
               The annual financial statements of the Company shall disclose the effects of its transactions in accordance with generally accepted accounting principles;

          (ix) cause (A) the consolidated or combined financial  statements,  if any, which  consolidate or combine the assets and earnings of any
               Member  with those of the  Company to contain a footnote  stating that  the  assets  of  the  Company  shall  not be  available  to creditors  of the Member or any  Affiliate of the Company and (B)
               the financial statements (if any) of the Company to disclose that the assets of the Company are not  available to pay  creditors of any of its Affiliates or any Member or any of its Affiliates;

          (x)  be directly  responsible  for the costs of its own outside legal,
               auditing   and  other   similar   services  and  pay  its  taxes,
               liabilities and operating  expenses only out of its funds and not pay from its assets any  obligations or indebtedness of any other
               Person;

          (xi) maintain an arm's length  relationship with its Affiliates,  each
               Member,   each  Manager,   the  Independent   Manager  and  their
               respective  Affiliates;  not enter into any contract or agreement with  any its  Affiliates,  any  Member,  any  Manager  or  their respective  Affiliates  except  on terms  that are  intrinsically fair, commercially reasonable,  and on an arm's-length basis, and transact  all business  with its  Affiliates,  each Member,  each
               Manager and their Affiliates  pursuant to enforceable  agreements with material terms established at the inception that will not be amendable  except  with  consent  of each of the  parties to such agreement;

          (xii)to the extent that the Company  leases  premises from any Member,
               Manger   or  their   Affiliates,   pay   appropriate   reasonable
               compensation or rental;

          (xiii) pay the salaries of its own  employees,  if any, and maintain a sufficient  number  of  employees  in light  of its  contemplated business operations;

          (xiv)not be,  become or hold itself out as being  liable for the debts of any other Person, or hold out its credit as being available to satisfy the obligation of any other Person;

          (xv) not act as the  agent of any  Member,  Manager,  the  Independent
               Manager or their respective Affiliates;

          (xvi)not authorize any Member,  Manager,  the Independent Manager, any
               managers  or   officers  of  the  Company  or  their   respective
               Affiliates  to  act as the  agent  for  the  Company,  except  as specifically permitted by this Agreement;

          (xvii) allocate  fairly and reasonably  with any other Person expenses that are shared with such Person including,  without  limitation, any  overhead,  rent,  or other  compensation  paid for shared or leased office space;

          (xviii) pay independent  contractors  performing services or incurring expenses  in  connection  with  such  services  for  the  Company compensation for such services  rendered or expenses  incurred in an amount equal to the fair value of such services and expenses;

          (xix)not enter  into  leases for office  space,  except as  reasonably appropriate  to  maintain a  principal  place of  business or the conduct of its operations;

          (xx) use  stationery,  invoices  and  checks  separate  from any other
               Person;

          (xxi)not  pledge  any  property  or assets of the  Company  (except as permitted by the Loan  Documents with respect to Persons that are not Affiliates of the Company), lend or advance any moneys (other than trade  receivables in connection with the ordinary course of the  Company's  business),  guarantee  (directly or  indirectly), endorse (other than the endorsement of negotiable instruments for collection  or deposit in the  ordinary  course of  business)  or otherwise become contingently liable (directly or indirectly) for the  obligations  of, or  acquire  or assume  any  obligation  or liability of, any other Person;

          (xxii) except for temporary  investments of cash flow from  operations in one or more  Persons that are not  Affiliates  of the Company, not  make an  investment  in or for  the  benefit  of,  or own or purchase any stock,  obligations  or  securities  of or any other interest  in,  or make any  capital  contribution  to,  any other
               Person;

          (xxiii) except  for its  obligations  under the Loan  Documents,  debt expressly  permitted  pursuant  to  Section  7.01(t)  of the Loan
               Agreement,  trade payables incurred in the ordinary course of its business which are customarily expected to be paid within 60 days after the due date thereof and real estate  taxes,  not incur any debt,  secured or  unsecured,  direct or  contingent  (including, without limitation, guaranteeing any obligation);

          (xxiv) maintain  adequate  capital out of cash flow from operations to
               the  extent  reasonably   possible  for  the  normal  obligations
               reasonably  foreseeable  in a business of the Company's  size and character and in light of its proposed  business  operations  and liabilities  (provided,  that this  clause  shall not be deemed a commitment  by any Member to make  capital  contributions  to the
               Company not otherwise expressly required by this Agreement);

          (xxv)not engage,  directly or indirectly,  in any business or activity except as set forth in Section 2.1 of this Agreement;

          (xxvi) not  acquire  or own  any  material  assets  other  than  those reasonably  appropriate  to comply with the Loan Documents and to carry out the Purpose;

          (xxvii) properly account for any transactions entered into between the
               Company and each Member and  Manager in the  Company's  books and financial records;

          (xxviii) not  enter  into  any  contract,  except  such  contracts  as reasonably  appropriate  to enable the  Company  to  achieve  its purposes  as set  forth  in, or that are  otherwise  required  or expressly  permitted  in,  the Loan  Documents  to carry  out the
               Purpose;

          (xxix) not agree to, enter into or consummate  any  transaction  which would render it unable to confirm that (A) it is not an "employee benefit  plan" as  defined in  Section  3(32) of ERISA,  which is subject to Title I of ERISA, or a "governmental  plan" within the meaning of Section 3(32) of ERISA; (B) it is not subject to state statutes  regulating  investments and fiduciary  obligations with respect to governmental  plans;  and (C) less than 25% of each of its outstanding  classes of equity interests are held by "benefit
               plan     investors"      within     the     meaning     of     29
               C.F.R.ss.2510.3-101(f)(2);

          (xxx)have at least one  Independent  Manager at all times,  subject to the  requirement  in Section 13.1 to fill  promptly any temporary vacancies;

          (xxxi) to the fullest extent permitted by applicable law and except as otherwise expressly provided elsewhere in this Section,  not take or refrain from taking any act which would make it  impossible to carry on the business of the Company and further the Purpose;

          (xxxii)  except  as  provided  in the Loan  Documents,  not  knowingly perform any act that would  subject (A) any Member of the Company to  liabilities  of the  Company in any  jurisdiction  or (B) the
               Company to taxation as a corporation under relevant provisions of the Internal Revenue Code; and

          (xxxiii) except as  expressly  permitted  in the Loan  Documents,  not combine,  consolidate  or merge  into or with any  other  Person, convert into an entity that is not a limited  liability  company, reorganize  or form the  Company  in a  jurisdiction  other  than
               Delaware or, to the fullest extent  permitted by applicable  law, dissolve,  liquidate, or transfer substantially all of its assets to any Person.

     (b)  Except any guaranty of the Company's obligations by an Affiliate or as expressly anticipated by the Loan Documents,  none of the Company, any
          Member,  any  Manager,  the  Independent  Manager,   their  respective
          Affiliates or any Person on behalf of the Company  shall,  and none of them shall have the authority to, enter into any  agreements,  written or otherwise,  pursuant to which any Member,  Manager, the Independent
          Manager or any of their respective Affiliates agrees to extend credit, make  loans or make  payment  or  contributions  to or for or  assume, guaranty or otherwise be obligated for the payment or  performance  of the  Company or hold  itself out as being  liable for the debts of the
          Company,  or hold out its credit as being  available  to  satisfy  the obligations of the Company; and

     (c)  without the consent of all of the  Members,  the Board of Managers and the Independent Manager,  neither the Company, any Person on behalf of the Company,  any Member,  nor any Manager,  shall,  or shall have the authority to:

          (i)  confess a judgment against the Company;

          (ii) possess the  property or assets of the Company for other than the
               Purpose,  or,  subject to paragraph (a) of this  Section,  assign rights, if any, in specific property or assets of the Company for other than the Purpose;  provided that this  subsection (A) shall not permit any such possession or assignment otherwise prohibited by the  Loan  Agreement  and (B)  shall  not  apply  to any  such possession  or  assignment  as to which  the  Lender  and GM have expressly consented in writing; and

          (iii)to the fullest  extent  permitted  by law, (A) commence any case, proceeding or other action or file a petition  under any existing or future  bankruptcy,  insolvency  or similar law seeking (1) to adjudicate  the Company a bankrupt or  insolvent,  (2) to have an order for relief  entered  with  respect to the  Company,  or (3)
               reorganization,  arrangement,  adjustment,  wind-up, liquidation, dissolution,  composition  or other  relief  with  respect to the
               Company  or  its  debts,   (B)  consent  to  the  institution  of
               bankruptcy or  insolvency  proceedings  against the Company,  (C)
               seek or  consent to the  appointment  of a  receiver,  custodian, liquidator,  assignee,  trustee,  sequestrator  (or other similar official) of the Company or a  substantial  part of its property,
               (D) except as required by law,  admit the Company's  inability to pay its debts generally as they become due, (E) cause the Company to not pay its debts as such debts  become due within the meaning of the United States Bankruptcy Code (the "Bankruptcy Code"), (F)
               make a general  assignment  by the  Company  for the  benefit  of creditors,  or (G) authorize,  take any action in furtherance of, consenting to or acquiesce in any of the foregoing or any similar
               action  or  other   proceedings   under  any   federal  or  state
               bankruptcy,  insolvency  or  similar  law on  behalf  of, or with respect to, the Company, or in connection with the Loan Documents or this Agreement.

     Section 14.2. Bankruptcy of a Member.

     The  bankruptcy  (as  defined  in  Section  18-101  of the  Delaware  Act),
dissolution,   liquidation,   termination,   withdrawal   or   adjudication   of
incompetency  of  any  Member  (other  than,  subject  to  Section  13.6  of the
Agreement,  the last  remaining  Member)  shall  not cause  the  termination  or dissolution of the Company and the business of the Company shall continue.  Upon any such occurrence, the trustee, receiver, executor, administrator,  committee, guardian or conservator, if any, of such Member shall have all the rights of the
Member for the purpose of settling or managing the Member's  estate or property, subject to satisfying  conditions precedent to the admission of such assignee or
a  substitute  Member.  The  transfer  by  such  trustee,  receiver,   executor,
administrator, committee, guardian or conservator of any Interest of such Member shall be subject to all of the  restrictions  to which such transfer  would have been  subject  if  such  transfer  had  been  made by the  bankrupt,  dissolved, liquidated,  terminated or incompetent  Member. This Section 14.2 shall apply to the extent permitted by applicable law.

     Section 14.3. Creditor's Interests.

     To the fullest  extent  permitted by law,  including,  without  limitation,
Section  18-1101(c)  of the Delaware  Act, in voting or otherwise  acting on the matters with respect to the Company  (and  notwithstanding  that the Company may not be insolvent),  each Member,  Manager and the Independent Manager shall take into  account  the  interests  of the  Lender  as well as those of the  Members,
Managers and the Company.  Failure by the  Company,  any Member,  Manager or the
Independent  Manager to comply with this Section or any other covenant set forth in this Agreement shall not affect the status of the Company as a separate legal entity or the limited  liability of any Member of the Company or the Independent
Manager.  Neither the Company,  any Member nor any Manager shall (a) maintain or use the separate  existence of the Company to perpetrate a fraud on creditors or
(b) enter into the Loan  Documents  with any intent to hinder,  delay or defraud creditors of the Company or of any Member or Manager of the Company.

     Section 14.4. Waiver of Certain Actions.

     Except as otherwise  expressly  provided in this Agreement,  to the fullest extent  permitted by law,  each of the Members and Managers  hereby  irrevocably waives any right or power that such Person  might have to cause the  appointment of a receiver for all or any portion of the assets of the Company, to compel any sale  of  all or any  portion  of the  assets  of the  Company  pursuant  to any applicable  law or to file a complaint or to institute any  proceeding at law or in equity to cause the  dissolution,  liquidation,  winding up or termination of the Company.  To the fullest  extent  permitted by law,  each of the Members and
Managers  hereby  irrevocably  waives any right or power that such Person  might have to cause the Company or any of its assets to be  partitioned.  All property and assets owned by the Company  shall be owned by the Company as an entity and, insofar as  permitted  by  applicable  law, no Member or Manager  shall have any ownership  interest in any Company  property or assets in its individual name or right or capacity,  and each Member's  interest in the Company shall be personal property for all purposes. ARTICLE XV CERTAIN DEFINITIONS

     Section 15.1. Definitions.

     Unless the context  otherwise  requires,  the terms defined in this Section shall, for the purposes of this Agreement, have the meanings herein specified.

     "Adjusted Capital Account Deficit" means,  with respect to any Member,  the deficit  balance,  if any, in such Member's Capital Account as of the end of the relevant  Fiscal Year,  after giving  effect to the following  adjustments:  (i)
Credit to such  Capital  Account any amounts  that such Member is  obligated  to restore pursuant to any provision of this Agreement or is deemed to be obligated to  restore  pursuant  to the  penultimate  sentences  of  Treasury  Regulations
Sections 1.704-2(g)(1) and 1.704-2(i)(5); and (ii) Debit to such Capital Account the items described in Treasury  Regulations  Sections  1.704-1(b)(2)(ii)(d)(4),
(5) and (6).  The above  definition  of  Adjusted  Capital  Account  Deficit  is
intended  to  comply  with  the  provisions  of  Treasury   Regulations  Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Affiliate" shall mean, with respect to any specified Person, a Person that directly  or  indirectly,  through  one or  more  intermediaries,  controls,  is controlled by, or is under common control with, the Person specified.

     "Business  Day" shall mean any day on which banks  located in New York City are not required or authorized by law to remain closed.

     "Capital  Account"  shall mean,  with  respect to any  Member,  the account maintained  for such Member in  accordance  with the  provisions  of Section 6.4 hereof.

     "Capital  Contribution"  shall mean, with respect to any Member, the amount set forth  opposite  the name of such  Member  on  Schedule  1 under the  column
"Capital Contribution" and any additional capital contributions made pursuant to
Section 6.2(b).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Control" and derivations of such term means the possession, whether direct or indirect, of the power to direct or cause the direction of the management and policies of a Person,  whether  through the ownership of voting  securities,  by contract or otherwise.

     "Covered  Person" shall mean an individual  that is a Manager,  Independent
Manager,  officer, employee or agent of the Company or the Company's Affiliates;
or any Person who was, at the time of the act or omission  in  question,  such a
Person.

     "Disabling  Conduct" shall mean conduct that  constitutes  fraud, a willful violation of law, gross negligence or reckless  disregard of duty in the conduct of the duties of the Person referred to.

     "Interest" shall mean a Member's limited  liability company interest in the
Company which  represents  such Member's  share of the profits and losses of the
Company  and such  Member's  rights to receive  distributions  of the  Company's assets and to participate  in the  management of the Company in accordance  with the provisions of this Agreement and the Delaware Act.

     "Independent  Manager"  shall  mean an  individual  duly  appointed  by the
Company to serve as a manager of the Company  pursuant to this Agreement who, at the time of such appointment,  is not and will not be while serving as a manager of the Company, and has not been at any time during the preceding 5 years: (a) a direct or  indirect  legal or  beneficial  owner of any equity  interest  in the
Company, any member of the Company or any of their respective Affiliates,  (b) a creditor,  customer,  supplier,  employee, officer, director, member, manager or contractor of, or other Person who derives any of its purchases or revenues from its  activities  with,  the  Company,  any member of the Company or any of their respective  Affiliates  (except  solely  in the  capacity  of a  manager  of the
Company), (c) an individual directly or indirectly controlling, controlled by or under common control with the Company, any member of the Company or any of their respective  Affiliates,  or  any  creditors,  suppliers,  customers,  employees, officers,  other directors,  managers, or contractors of the Company, any member of the  Company or any of their  respective  Affiliates,  or (d) a member of the immediate family of any individual described in (a), (b) or (c) above;  provided however, that no individual shall be disqualified from serving as an Independent
Manager  solely on account of his or her  services as an  independent  director,
independent   trustee  or  independent   manager  (as  determined   pursuant  to
requirements  substantially  similar in all material respects to those set forth in this  definition) of another  limited or  special-purpose,  bankruptcy-remote entity or his or her receipt of compensation,  if any, in exchange therefor from the Company or any other limited or special-purpose bankruptcy-remote entity.

     "Interest  Percentage" shall mean the percentage shown on Schedule 1 hereto under the heading "Interest Percentage".

     "Manager" shall mean a "manager" within the meaning of the Delaware Act and a member of the Board of Managers, excluding the Independent Manager.

     "Member" shall mean any Person named as a member of the Company on Schedule
1 and "Members"  shall mean two (2) or more of such Persons when acting in their capacities  as members  of the  Company,  and their  respective  successors  and assigns.

     "Net Profit" or "Net Loss" shall mean,  for any Fiscal Year, the net income or net loss of the Company for such Fiscal Year,  determined in accordance  with
Section 703(a) of the Code,  including any items that are separately  stated for purposes of Section 702(a) of the Code, as determined in accordance with Federal income tax accounting principles with the following adjustments:

          (a)  any income of the Company that is exempt from Federal  income tax shall be included as income;

          (b)  any  expenditures  of  the  Company  described  in  Code  Section
               705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to  Treasury  Regulations  Section  1.704-1(b)(2)(iv)(1)
               shall be treated as current expenses;

          (c)  no effect  shall be given to any  adjustments  made  pursuant  to
               Section 734 or 743 of the Code; and

          (d)  the basis of property  contributed to the Company shall initially be  treated  as  equal  to the  agreed  upon  valuation  of  such property,  and all gain,  loss,  depreciation and amortization on such property shall be determined based on such agreed upon value
               in    accordance     with    Treasury     Regulations     Section
               1.704-1(b)(2)(iv)(g).

     "Person" shall mean any individual, corporation,  association,  partnership
(general or limited), joint venture, trust, joint-stock company, estate, limited
liability  company,   unincorporated  organization  or  other  legal  entity  or organization.

     "Senior  Debt"  shall have the  meaning  given to that term in the  Utility
Services Agreement.

     "Subsidiary"  or  "Subsidiaries"  of  any  Person  means  any  corporation, partnership,  joint  venture or other legal entity of which such Person  (either alone or through or  together  with any other  subsidiary),  owns,  directly  or indirectly, more than fifty percent (50%) of the stock or other equity interests the holder of which is generally  entitled to vote for the election of the board of directors or other  governing body of such  corporation,  partnership,  joint venture or other legal entity.

     "Treasury   Regulations"   shall  mean  the  Regulations  of  the  Treasury
Department of the United States issued pursuant to the Code.

     "Utility  Services  Agreement"  shall mean that  certain  Utility  Services
Agreement  to be dated on or about  April  14,  2004 by and  between  GM and the
Company relating to the GM Delta Township II Project and the System, as the same may be modified, amended or restated.

                                   ARTICLE XVI
                            MISCELLANEOUS PROVISIONS

     Section 16.1. Amendments Generally.

     The terms and provisions of this Agreement shall not be modified or amended at any time  except by the  unanimous  consent of the Members and subject to the restrictions  set forth in Section  2.2  hereof;  provided,  that,  without  the consent  of any of the  Members,  the Board of  Managers  may amend  Schedule  1 attached hereto to reflect  changes validly made,  pursuant to the terms of this
Agreement.

     Section 16.2. Entire Agreement.

     This Agreement  (including all attachments  hereto)  constitutes the entire agreement  between the Members  with respect to the Company and  supersedes  all other prior agreements and  understandings,  both written and oral,  between the
Members or their respective Affiliates with respect to the Company.

     Section 16.3. Notices.

     All notices,  requests,  claims, demands and other communications hereunder shall be in  writing  and shall be given  (and shall be deemed to have been duly given upon  receipt) by delivery in person,  by  facsimile or by  registered  or certified mail (postage prepaid, return receipt requested),  to the other Member as follows:

         If to Cinergy Solutions:

         Cinergy Solutions Holding Company, Inc.
         139 E. Fourth Street
         5 Atrium II, EA502
         Cincinnati, Ohio  45202
         Attention: M. Stephen Harkness
         Fax:  (513) 419-5719

         With a copy to:

         Cinergy Corp.
         139 E. Fourth Street
         5 Atrium II, EA503
         Cincinnati, Ohio 45202
         Attention: General Counsel, Commercial Business Unit
         Fax:  (513) 419-6955

         If to York:

         York International Corporation
         631 S. Richland Avenue
         York, PA  17403
         Attention:  President, York Americas
         Fax:  (717) 771-6809

         With a copy to:

         York International Corporation
         631 S. Richland Avenue
         York, PA  17403
         Attention:  Corporate Secretary
         Fax:  (717) 771-7440
         and

         If to Veolia Water:

         Veolia Water North America Operating Services, Inc.
         Airside Business Park
         250 Airside Drive
         Moon Township, PA 15108-2793
         Attention:  John T. Lucey, Jr.
         Fax:  (412) 809-6006

         With a copy to:

         Veolia Water North America Operating Services, Inc.
         184 Shuman Boulevard, Suite 300
         Naperville, IL 60563
         Attention:  Scott Hamilton, Assoc. Counsel
         Fax:  (630) 778-4594

or to such  other  address  as the  person  to whom  notice  is  given  may have previously furnished to the other in writing in the manner set forth above.

     Section 16.4. Table of Contents and Headings.

     The table of contents and the headings and  subheadings  of the sections of this Agreement are inserted for convenience and  identification  only and are in no way intended to describe,  interpret,  define, or limit the scope,  extent or intent of this Agreement or any provision thereof.

     Section 16.5. Assignment.

     This Agreement and any right  hereunder shall not be assigned by any Member or by operation of law or otherwise.

     Section 16.6. Severability.

     The  provisions  of  this  Agreement  shall  be  deemed  severable  and the invalidity or  unenforceability  of any provision  shall not affect the validity and  enforceability  of the other  provisions  hereof.  If any provision of this
Agreement,   or  the  application  thereof  to  any  person  or  entity  or  any circumstance,  is  invalid  or  unenforceable,  (a)  a  suitable  and  equitable provision shall be substituted  therefor in order to carry out, so far as may be valid and enforceable,  the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this  Agreement and the  application  of such provision to other persons,  entities or circumstances  shall not be affected by
such   invalidity   or   unenforceability,   nor  shall   such   invalidity   or
unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     Section 16.7. Extension; Waiver.

     Any two Members may (i) extend the time for the  performance  of any of the obligations or other acts of the remaining  Member,  (ii) waive any inaccuracies in the  representations and warranties of the remaining Member contained herein, or (iii) waive  compliance by the remaining Member with any of the agreements or conditions contained herein. Any agreement on the part of any Member to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Members. The failure of any Member hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     Section 16.8. Governing Law.

     This  Agreement  shall be governed by and construed in accordance  with the law of the State of Delaware,  without  regard to the principles of conflicts of law thereof.

     Section 16.9. Names and Logos.

     To further the  objectives of this  Agreement and the Company,  the Members acknowledge and agree that the Company shall have the non-exclusive right to use the names and logos of the Members to the extent such use is  reasonable  and in connection with the implementation of this Agreement.

     Section 16.10. Further Actions.

     Each Member shall execute and deliver such other  certificates,  agreements and documents,  and take such other  actions,  as may reasonably be requested by the Company in connection  with the formation of the Company and the achievement of its purposes,  including,  without  limitation,  (a) any  documents  that the
Company deems necessary or appropriate to form,  qualify or continue the Company as a  limited  liability  company  in all  jurisdictions  in which  the  Company conducts or plans to conduct business and (b) all such agreements, certificates, tax statements and other  documents as may be required to be filed in respect of the Company.

     Section 16.11. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together  shall  constitute a single agreement.

     Section 16.12. Press Releases; Confidentiality.

     No  public  announcement  shall be made by any  Member  with  regard to the
Company or transactions contemplated by this Agreement without the prior written consent of the other Members;  provided that any Member may make such disclosure if required by law, legal process or rule or regulation of a national securities exchange on which the securities of a party are listed. Each Member will discuss any public announcements or disclosures concerning the transactions contemplated by this Agreement with the other Members prior to making any such  announcements or disclosures.

     The Members  acknowledge  that during the course of and in preparation  for the transactions  contemplated by this Agreement (including their performance of the design,  construction,  operation and maintenance of the System),  they will disclose to and  receive  from each other,  in written  form or orally,  certain proprietary or other  confidential  information,  including without  limitation, technical,  marketing and other business information.  Such information shall be disclosed and received subject to this Section 16.12.

          (a)  For purposes hereof,  in addition to the information  referred to in the immediately preceding sentence,  Confidential  Information also includes without limitation:

               (i)  commercial or technical knowledge,  information compilation, data, material or software products, sketches, plans, notes,
                    drawings,     measurements,     designs,     specifications,
                    calculations,  prototypes,  formulas, intellectual property, development and research  programs,  production  reports and process and laboratory analyses;

               (ii) customer lists,  pricing methods and information,  policies, strategies and activities regarding exploitation,  marketing and sales or regarding general  administration and financial matters; and

               (iii)any  other  information  that is  marked  "Confidential"  or otherwise designated clearly as being confidential,  secret,
                    reserved  or   exclusive   information   including   without
                    limitation,   all   information   acquired   during   visual
                    disclosure,   provided  that  said   information   had  been
                    designated confidential at the time of such disclosure or by a writing sent within thirty (30) days thereafter.

     (b)  The recipient of Confidential  Information hereunder hereby undertakes that the Confidential  Information will be kept  confidential and will
          not  be  disclosed  by  the  recipient,   its  employees,   agents  or
          representatives,  in any  manner  whatsoever,  in  whole  or in  part, provided that such obligation shall terminate on the fifth anniversary of the  dissolution  of the Company.  Moreover,  the recipient  hereby agrees  not  to  use  the  Confidential  Information,  in  any  manner whatsoever,  except as  contemplated  hereby.  The  recipient  will be responsible for any breach of the undertakings contained herein by any of its Affiliates,  officers,  directors or employees and will require its  agents,  contractors,  subcontractors  and  vendors  to  agree to protect such Confidential Information on terms similar to those stated
          in this Section 16.12. Upon request from the owner of any Confidential
          Information,  the recipient promptly shall (i) return to the owner all documents or other  materials  furnished by the owner to the recipient constituting  Confidential  Information,  together with all copies and summaries  thereof  in the  possession  or under  the  control  of the recipient and (ii) destroy all documents or other materials  generated by the recipient  that are based upon,  or otherwise  include or refer to,  any  part  of the  Confidential  Information,  and  certify  such destruction to the owner of the Confidential Information. In any case, however,  the recipient's  legal department may retain one (1) copy of the Confidential Information solely for archive purposes.

     (c)  The recipient recognizes that the non-authorized use or the disclosure of the Confidential  Information  will cause an irreparable  damage to the owner thereof  which cannot  easily be converted  into a financial loss.  Accordingly,  the  recipient  agrees  that the  owner  shall be entitled to seek injunctive relief to prevent breaches of this Section
          16.12 and to  specifically  enforce  the  provisions  of this  Section
          16.12,  in  addition  to any  other  remedy  to which the owner may be entitled at law or in equity.

     (d)  The  recipient   recognizes   that  the  owner  of  any   Confidential
          Information  disclosed hereunder shall remain the owner thereof and of all other intellectual  property created,  established or found by the owner or on its behalf.

     (e)  The foregoing  provisions of this Section 16.12 shall not apply to any information  which:  (i) at the time of disclosure is available to the public;  or (ii)  after  disclosure  becomes  available  to the public through no fault of the recipient, provided that the obligation of the recipient  shall  cease only after the date on which such  information has  become  available  to the  public;  or (iii)  the  recipient  can demonstrate,  through tangible evidence,  was in its possession before receipt  from  the  disclosing  party;  or  (iv) is  disclosed  to the recipient  without  restriction on disclosure by a third party who has the lawful right to disclose such  information;  or (v) is required to be disclosed by order of a court,  administrative agency or government body,  or subpoena,  summons or other legal  process,  or by such law, rule or  regulation,  provided  that  prior  to such  disclosure,  the recipient  gives the other  party  reasonable  advance  notice of such order and an  opportunity to object to such  disclosure.  Confidential
          Information shall not be deemed to be within the foregoing  exceptions merely  because  it is (A)  specific  and  embraced  by  more  general information  in the public domain or  recipient's  possession or (B) a
          combination   which  can  be  pieced   together  to  reconstruct   the
          Confidential  Information from multiple  sources,  none of which shows the whole combination, its principle of operation and method of use.

     Section 16.13. No Third Party Beneficiary.

     This Agreement  shall be for the sole and exclusive  benefit of the Members and their  respective  successors,  assignees and  transferees.  Nothing in this
Agreement,  expressed  or implied,  is intended or shall be  construed to confer upon,  or to give to, any other  Person any right,  remedy or claim  under or by reason of this Agreement or any terms hereof; provided,  however, nothing herein shall be deemed to limit the  liability  of the  Company for a breach of Section
7.01(u) of the Loan Agreement.

      [Remainder of page intentionally left blank. Signature page follows.]

     IN  WITNESS  WHEREOF,  the  undersigned  have duly  executed  this  Limited
Liability Company  Agreement of Delta Township  Utilities II, LLC as of the 29th
day of March, 2004.

                          CINERGY SOLUTIONS HOLDING COMPANY, INC.

                          By:
                          Name:
                          Title:

                          YORK INTERNATIONAL CORPORATION

                          By:
                          Name:
                          Title:

                          VEOLIA WATER NORTH AMERICA OPERATING SERVICES, INC.

                          By:
                          Name:
                          Title:

                                   SCHEDULE 1

                                             Capital             Interest
Members' Names                              Contribution        Percentage
--------------                              ------------        ----------

Cinergy Solutions Holding Company, Inc.      $ 46.00               46%

York International Corporation               $ 10.00               10%

Veolia Water North America Operating         $ 44.00               44%
Services, Inc.

                                   SCHEDULE 2

   MATTERS REQUIRING UNANIMOUS ACTION OF THE BOARD OF MANAGERS OF THE COMPANY

(a)  Demand for capital contributions from the Members.

(b)  Borrowing  money,  including  without  limitation,   the  Senior  Debt,  or
     guaranteeing  the  obligations of any Person not in the ordinary  course of business, or mortgaging, pledging or granting a security interest in assets not in the ordinary course of business,  in any one transaction or a series of related transactions or any amendment or modification of any arrangement for any of the foregoing not in the ordinary course of business.

(c)  Subject  to  Section  6.1 of  this  Agreement,  entering  into,  executing, amending or  modifying a material  agreement  with an Affiliate of a Member other than as specifically set forth in this Agreement.

(d)  Unbudgeted acquisitions not in the ordinary course of business.

(e)  Disposition of assets not in the ordinary course of business.

(f)  Entering  into any contract not in the  ordinary  course of business  which requires unbudgeted expenditures, commitments or liabilities.

(g)  Amendments to governing documents of the Company.

(h)  Issuance of Interests or other securities of the Company to third parties.

(i)  Engaging  in a  business  activity  other  than  the GM Delta  Township  II
     Project.

(j)  Commencing the process of dissolution, liquidation, insolvency or voluntary bankruptcy.

(k)  Approving any merger or consolidation of the Company.

(l)  Forming any Subsidiary of the Company.

(m)  Execution of any material credit agreement or any amendment or modification thereof or  implementation  of any  material  change in capital  structure, other than as  previously  authorized  or pursuant to authority  previously granted.

(n)  Commencing or settling any material  litigation or arbitration  (other than arbitration pursuant to Section 5.3 of this Agreement).

(o)  Engaging or terminating principal auditors or attorneys.

(p)  Any execution,  amendment or modification  of any material  agreements with
     Members or their Affiliates, except as contemplated by the terms hereof.

(q)  Approval of the Company's annual budget.

(r)  Entering into, terminating or modifying any material subcontract.

(s)  Settling of any material dispute with GM or other party.

(t)  Approving any matter set forth in Section 14.1(c) of this Agreement.

(u)  Amending or modifying the Utility Services Agreement or the Loan Documents.

(v)  Approving the Company's policies on delegation of authority.

(w)  Approving any transactions that exceed any delegation of authority.

(x)  Any proposed  delegation  of the  authority of the Board of Managers to any
     Person with respect to any of the matters listed on this Schedule 2.

(y)  Such other  matters as the Parties or their  designated  Managers  shall by mutual consent determine as being appropriate.

                                    EXHIBIT A

                       GENERAL DIVISION OF RESPONSIBILITY

     Subject to the terms of the Service  Arrangements to be entered into by the
Company,  the general division of  responsibility  among the Members for matters covered by the Utility Services Agreement is as follows:
System	Design/Build	Operation
Compressed Air	Cinergy Solutions	Cinergy Solutions
Deionized (R/O) Water Treatment	Veolia Water	Veolia Water
Chilled Water	Cinergy Solutions/York	Cinergy Solutions
Heating Water	Cinergy Solutions	Cinergy Solutions
Cooling Water	Cinergy Solutions	Veolia Water
Welder Water	Cinergy Solutions	Cinergy Solutions
Wastewater Treatment	Veolia Water	Veolia Water
Energy Management System	Cinergy Solutions	Cinergy Solutions
Chilled Water Maintenance	N/A	Cinergy Solutions/York
Air Handling Unit Maintenance	N/A	Cinergy Solutions/York